EXHIBIT 2


Note: The acquisition plan filed in this exhibit excludes exhibits and schedules attached to the plan as outlined in the table of contents of the plan. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.




                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                   dated as of

                                   May 12,1999

                                     Between

                         U.S. BANK NATIONAL ASSOCIATION

                                       And

                               INTRUST BANK, N.A.

                               TABLE OF CONTENTS

                                                                           Page
Topic.                                                                    Number

RECITALS .....................................................................1
    A.       Seller ..........................................................1
    B.       Purchaser .......................................................1
    C.       Continuation of Business at Branches ............................1

ARTICLE I.   Certain Definitions .............................................1
    1.1      Certain Definitions .............................................1

ARTICLE II.  The Transactions ................................................9
    2.1      Transfer and Consideration ......................................9
    2.2      Purchase Price ..................................................9
    2.3      Consideration for Assumption of Liabilities .....................10
    2.4      Assumption of IRA Deposits ......................................10
    2.5      Assumption of Keogh Deposits ....................................10
    2.6      Adjustment of Net Prepaid Expenses ..............................11
    2.7      Allocation of Consideration .....................................11
    2.8      Procedures Related to Excluded Deposits .........................11
    2.9      Procedures Related to Excess Delinquent Deposit-Related Loans ...11

ARTICLE III. Representations and Warranties of Seller ......................  12
    3.1      Corporate Organization and Authority ............................12
    3.2      No Conflict; Licenses and Permits; Compliance
               with Laws and Regulations......................................12
    3.3      Approvals and Consents ..........................................12
    3.4      Deposits ........................................................12
    3.5      Furniture, Fixtures and Equipment ...............................13
    3.6      Loans ...........................................................13
    3.7      Leases ..........................................................13
    3.8      Contracts and Defaults ..........................................13
    3.9      Employee Benefits ...............................................13
    3.10     Litigation and Liabilities ......................................14
    3.11     Regulatory Matters ..............................................14
    3.12     Brokers' Fees ...................................................14
    3.13     Environmental Matters ...........................................14
    3.14     Collective Bargaining Agreements ................................14
    3.15     Information for Regulatory Approvals ............................14
    3.16     Small Balance Deposits ..........................................15

ARTICLE IV.  Representations and Warranties of Purchaser .....................15
    4.1      Corporate Organization and Authority ............................15
    4.2      No Conflict; Licenses and Permits; Compliance
                with Laws and Regulations ....................................15
    4.3      Approvals and Consents...........................................15
    4.4      Regulatory Matters...............................................16
    4.5      Brokers' Fees....................................................16
    4.6      Litigation and Liabilities.......................................16
    4.7      Agreements with Regulatory Authorities...........................16
    4.8      Information for Regulatory Approvals.............................16
    4.9      Community Reinvestment Act.......................................17
    4.10     Branch Closing...................................................17

ARTICLE V.   Covenants of the Parties ........................................17
    5.1      Activity in the Ordinary Course .................................17
    5.2      Access and Confidentiality ......................................18
    5.3      Regulatory Approvals ............................................19
    5.4      Environmental Assessment Reports.................................19
    5.6      Notices of Default ..............................................21
    5.7      Deposit Solicitation by Purchaser................................21
    5.8      Performance of Liabilities.......................................21
    5.9      Contracts .......................................................22
    5.10     Leases ..........................................................22
    5.11     Insurance; Destruction of or Damage to a Branch .................22
    5.12     Interference or Damage ..........................................23
    5.13     Account Loans ...................................................23
    5.14     Safe Deposit Business ...........................................23
    5.15     Conduct of Business .............................................23
    5.16     Fiduciary Relationships .........................................23
    5.17     Solicitations and Branch Locations ..............................24
    5.18     "AS IS" Condition ...............................................24
    5.19     Deposit-Related Loans held by Affiliates ........................24
    5.20     Transferred Branch ..............................................25

ARTICLE VI.  Transitional Matters ............................................25
    6.1      Transitional Arrangements .......................................25
    6.2      Notification of Depositors ......................................26
    6.3      Assumption of Deposits ..........................................26
    6.4      Paper Items .....................................................26
    6.5      Returned Items ..................................................27
    6.6      Automated Clearing House Credit and Debits ......................27
    6.7      Wire Transfers ..................................................28
    6.8      Escheatable Deposits ............................................28

    6.9      Maintenance of Records ..........................................29
    6.10     IRA and Keogh Accounts ..........................................29
    6.11     ATM Cards .......................................................29
    6.12     Leasing of Furniture, Fixtures and Equipment ....................30
    6.13     Data Processing Conversion of Deposits and
                Handling of Certain Items.....................................30
    6.14     Statement of Accounts ...........................................30
    6.15     Continuing Availability of Records; Account Histories ...........30
    6.16     Training ........................................................31
    6.17     Travel and Lodging Expense.......................................31
    6.18     Deposit Collateral ..............................................31
    6.19     Vendor Relationships ............................................31
    6.20     Further Assurances ..............................................32

ARTICLE VII. Taxes and Employee Benefits .....................................32
    7.1      Proration of Taxes ..............................................32
    7.2      Interest Reporting and Withholding...............................32
    7.3      Sales and Transfer Taxes ........................................33
    7.4      Assistance and Cooperation ......................................33
    7.5      Employee Benefits ...............................................34

ARTICLE VIII. Conditions to Closing ..........................................36
    8.1      Conditions to Obligations of Purchaser ..........................36
    8.2      Conditions to Obligations of Seller .............................37

ARTICLE IX.  Closing Procedures ..............................................38
    9.1      Closing Date and Place; Notifications ...........................38
    9.2      Payment Due at Closing ..........................................38
    9.3      Closing Documents to be Delivered or Actions
                to be Taken by Seller ........................................38
    9.4      Closing Documents to be Delivered or Actions
                to be Taken by Purchaser .....................................41
    9.5      Post Closing Adjustments ........................................42

ARTICLE X.   Termination .....................................................43
    10.1     Termination .....................................................43
    10.2     Effect of Termination ...........................................43

ARTICLE XI.  Indemnification .................................................44
    11.1     Indemnification .................................................44

ARTICLE XII. Miscellaneous ...................................................45
    12.1     Survival ........................................................45
    12.2     Assignment ......................................................45

    12.3     Binding Effect...................................................46
    12.4     Public Notice....................................................46
    12.5     Notices..........................................................46
    12.6     Incorporation....................................................47
    12.7     Governing Law ...................................................47
    12.8     Entire Agreement ................................................47
    12.9     Counterparts ....................................................47
    12.10    Headings ........................................................47
    12.11    Waiver ..........................................................47
    12.12    Expenses ........................................................47
    12.13    Computation of Interest .........................................47
    12.14    Third-Party Beneficiaries .......................................48
    12.15    Severability ....................................................48


EXHIBITS


Exhibit A      Branches
Exhibit B      Preliminary Settlement Statement
Exhibit C      Consent to Assignment
Exhibit D      Lessee's Assignment and Assumption Agreement
Exhibit E      Lessor's Assignment and Assumption Agreement
Exhibit F      Bill of Sale and Assignment
Exhibit G      General Assignment
Exhibit H      Assumption Agreement
Exhibit I      Retirement Account Transfer Agreement
Exhibit J      Form of Seller's Officer's Certificate
Exhibit K      Form Purchaser's Officer's Certificate
Exhibit L      Final Settlement Statement
Exhibit M      Reserve Purchase Agreement

SCHEDULES

Schedule 1.1(a)       Assumed Contracts
Schedule 1.1(b)       ATMs
Schedule 1.1(c)       Exclusions from Furniture, Fixtures and Equipment
Schedule 1.1(d)       Other Liabilities
Schedule 1.1(f)       Officers with "Knowledge"
Schedule 3.4          Deposits
Schedule 3.5          Furniture, Fixtures and Equipment
Schedule 3.6          Loans
Schedule 3.7          Leases
Schedule 3.9          Employee Benefit Plans

Schedule 3.10         Litigation and Liabilities
Schedule 3.11         Regulatory Matters
Schedule 3.13         Environmental Matters
Schedule 3.15         Other Loans Serviced by Third Parties
Schedule 4            Exceptions to Purchaser's Representations and Warranties
Schedule 4.10         Branches to be closed or relocated
Schedule 6.18         Deposit Collateral
Schedule 7.5(a)       Purchaser's Estimate of Employees to be Hired
Schedule 9.3(a)(i)    Cash on Hand
Schedule 9.3(a)(ii)   Net Prepaid Expenses

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

        BRANCH PURCHASE AND ASSUMPTION AGREEMENT, dated as of May _, 1999 between U.S. Bank National Association, a national banking association ("Seller"), and Intrust Bank, N.A. a national banking association ("Purchaser").

                                    RECITALS:

        A. Seller. Seller, a subsidiary of U.S. Bancorp, a Delaware corporation ("USB"), is an existing national bank duly organized and in good standing under the laws of the United States of America, and is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") with its principal executive offices located in Minneapolis, Minnesota.

        B. Purchaser. Purchaser is an existing national bank formed under the laws of the United States of America, and is a member of the BIF of the FDIC with its principal executive offices located in Wichita, Kansas.

        C. Continuation of Business at Branches. Purchaser intends that retail and business banking services will be offered in the geographic areas served by the Branches to be acquired by Purchaser under this Agreement, either by continuation of such services at the Branches or by branches of the Purchaser in the same area.

        NOW,   THEREFORE,   in   consideration  of  their  mutual  promises  and
obligations and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1.
                               Certain Definitions

        1.1 Certain Definitions. As used in this Agreement, the terms below shall have the meanings set forth.

        "Account" means, as of any date, a deposit liability of Seller which is not represented by a certificate of deposit having a fixed maturity and which is maintained at the Branches.

        "Accrued Interest" on any Deposits or loans at any date means interest which is accrued on such Deposits or Loans to such date and not yet posted to such accounts.

        "Accrued Expenses" means the accrued expenses that appear as a liability in respect of any Branch on the financial statements of Seller prepared in accordance with generally accepted accounting principles and in accordance with
Section 2.6.

        "Affiliate" of a person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person.

        "Agreement"  means  this  Branch  Purchase  and  Assumption   Agreement,
including all schedules, exhibits and addenda as modified, amended or extended from time to time.

        "Appraised Value" means the dollar value of the Branch Real Estate determined by averaging (i) the dollar value determined in accordance with a market value appraisal performed by a certified Kansas appraiser retained by Seller and furnished to Purchaser and (ii) the dollar value determined in accordance with a market value appraisal performed by a certified Kansas appraiser retained by Purchaser and furnished to Seller, each as provided within 60 days of the date of this Agreement; provided, however, that if the lower of such two appraisals is less than 85% of the higher of such appraisals, the independent appraiser retained by Seller and the independent appraiser retained by Purchaser shall mutually select a third certified Kansas appraiser who shall determine an appraised value and the Appraised Value shall be the average of all three appraisals. The costs of the appraiser retained by Seller shall be borne by Seller, the cost of the appraiser retained by Purchaser shall be borne by Purchaser and the cost of any appraiser chosen by the two appraisers shall be borne equally by Purchaser and Seller.

        "Assets" means the Branch Real Estate, the Furniture, Fixtures and Equipment, Cash on Hand, the Leases, any Seller Leases, safe deposit boxes located at the Branches (exclusive of the contents thereof), Prepaid Expenses, the Records, the Deposit-Related Loans, the Other Loans and any fees and charges related to the Deposits for periods after, but not before, closing.

        "Assumed Contract" means a Seller Lease, equipment lease or a service or similar contract that relates to the operations of the Branches, and which Seller Lease, equipment lease or other contract is set forth on Schedule 1. 1
(a) and will be assumed by Purchaser on the Closing Date.

        "ATMs" means all automated  teller machines at the Branches as listed on
Schedule 1. 1 (b) hereto.

        "Branch Real Estate" means all real property and interests therein owned or leased by Seller or any of its Affiliates at which Branches are located, and which includes any real property or interest subject to a Seller Lease.

        "Branches" means each of the branches and other banking offices of Seller owned or leased by Seller or any Affiliate to be acquired by Purchaser under this Agreement, each as identified on Exhibit A hereto.

        "Branch State " means any State in which a Branch is located.

        "Business Day" means a day on which Seller is open for business in the Branch State and which is not a Saturday or Sunday.

        "Cash Payment" shall have the meaning set forth in Section 9.2.

        "Cash on Hand" means, as of any date, all cash on hand at the Branches including petty cash, vault cash, teller cash, ATM cash, and prepaid postage maintained at the Branches, as well as any and all escrow balances for insurance or taxes for, or otherwise related to, the Deposit Loans and the Other Loans. For purposes of calculation of the Purchase Price in accordance with Section 2.2, all foreign currency shall be valued in United States dollars based on the exchange rate used by Seller at the Close of Business on the Closing Date.

        "Close of Business" means the local time that the Branches close to the public in the Branch State.

        "Closing" and "Closing Date" refer to the closing for the sale, purchase and assumption provided for herein to be held at such time and date as provided for in Article 9 hereof.

        "Code" means the Internal Revenue Code of 1986, as amended.

        Delinquent Deposit Related Loans means loans that would otherwise be included in Deposit-Related Loans but that are past-due with respect to any payment of principal or interest more than 30 days.

        "Deposits" means, as of any date, all deposit liabilities of Seller that are Accounts or certificates of deposit maintained at the Branches, including Accrued Interest and all uncollected items included in depositors' balances; provided, however, that Deposits shall not include (i) IRA Accounts and Keogh Accounts which will not be or have not been transferred to Purchaser in accordance with Sections 2.4 and 2.5, and (ii) any deposit liabilities which, by law or contract (including the terms of any relevant deposit agreement), either Purchaser is not permitted to assume or Seller is not permitted to sell, transfer, assign or otherwise dispose; provided, further, that at the option of Seller, Liabilities shall also exclude the Excluded Deposits.

        "Deposit Collateral" means securities, loans, or other assets of the Seller which are pledged to secure Deposits, or otherwise subject to an encumbrance and function as security for the Deposits.

        "Deposit Collateral Security Agreement" means the instrument giving rise to the encumbrance on the Deposit Collateral, or pursuant to which the Deposit Collateral is pledged to, or otherwise secures, the Deposits.

        "Deposit Collateral Value" means the Net Book Value of the Deposit Collateral as of the Closing Date; provided, however, that for purposes of the cash payment pursuant to Section 9.2, Deposit Collateral Value shall be equal to such Net Book Value as of the Close of Business on the fifth business day prior to Closing.

        "Deposit  Insurance  Fund  Fees " shall  have the  meaning  set forth in
Section 5.17.

        "Deposit Premium" shall mean an amount equal to seven percent (7%) of the aggregate amount of the Deposits (including Accrued Interest thereon but excluding any principal and interest on the Excluded Deposits, whether or not transferred at Closing) as of the Closing Date.

        "Deposit-Related Loans" means loans secured by deposits in savings accounts or by certificates of deposit and, subject to Purchaser's rights under
Article 6, overdrafts in respect of Transaction Accounts (other than overdrafts extended pursuant to a formal line of credit or similar arrangement that are secured primarily by assets other than Deposits), maintained at any of the Branches; provided, however, that Deposit-Related Loans shall not include Excess Delinquent Deposit-Related Loans.

        "Deposit Transfer Termination Event" means, as of the Closing Date, that either (i) the aggregate Deposits associated with Excluded Branches constitute more than one third (33 1/3%) of the Deposits in all of the Branches as of the date of this Agreement, or (ii) each of the Branches located in Lawrence, Manhattan and Emporia Kansas shall have become an Excluded Branch, or (iii) there shall have been a failure of condition to the Purchaser's obligations set forth in Section 8.1 with respect to the Deposits at all of the Branches located in Wichita, Kansas, in each case to the extent that Purchaser notifies Seller that it desires to terminate this Agreement.

        "Employees" means (i) any employee employed by Seller or its Affiliates on the Closing Date at any Branch being acquired on such date, including without limitation, those employees who on the Closing Date are on medical leave, family leave, military leave or personal or pregnancy leave, and (ii) such other employees of Seller as may be agreed between Seller and Purchaser.

        "Encumbrances" means all mortgages, claims, charges, liens, encumbrances, easements, limitations, restrictions, commitments and security interests, except for statutory liens securing payments not yet due, the Seller Leases, the Leases, liens incurred in the ordinary course of business, including without limitation liens in favor of mechanics or materialmen, and other liens, charges, security interests or encumbrances, all as do not materially and adversely affect the use of the properties or assets subject thereto or affected thereby or which otherwise do not materially impair business operations at such properties, and except for obligations pursuant to the unclaimed property law of any Branch State relating to the escheatable deposits.

        "Environmental Law" means any Federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of a governmental authority relating to the environment or to a Hazardous Substance.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Excess Delinquent Deposit-Related Loans" means that portion of Delinquent Deposit Related Loans that exceeds five percent (5%) of the aggregate balance of Deposit-Related Loans (before deduction for such excess delinquent loans) on the date set forth in Section 9.3(a)(v).

        "Excluded Branch" shall mean (i) a Branch with respect to which there shall be a failure of any condition specified in this Section 8.1 to the obligations of Purchaser which is not waived by Purchaser, in respect of the acquisition of any specific Branch or Branches or (ii) a Branch which shall have been excluded from purchase under this Agreement pursuant to Sections 5.4 and 5.5(b), 5. 10 or 5. 11.

        "Excluded Deposits" shall mean Out-of-Territory Deposits and Small Balance Deposits.

        "Federal Funds Rate" on any day means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a banking day, the previous banking day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the "Federal Funds Effective Rate" at the date of this Agreement.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

        "Final Payment Amount" shall have the meaning set forth in Section 9.5.

        "Final Settlement Statement" shall have the meaning set forth in Section 9.5.

        "Furniture, Fixtures and Equipment" means all furniture, fixtures and equipment that are owned by Seller and are located at any Branch and also includes all ATMs and any related equipment; provided, however, there shall be excluded from this definition any furniture, fixtures and equipment at any portion of a Branch leased pursuant to a Seller Lease and the furniture, fixtures and equipment set forth on Schedule 1.1(c).

        "Hazardous Substance" means any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "Infectious waste,"

"toxic substance," "toxic pollutant" or other formulation intended to define, list, or classify substances by reason of deleterious properties.

        "Improvements" means all improvements to the leased or owned real estate in respect of the Branches purchased, installed or constructed by or on behalf of Seller or used in connection with the operation or maintenance of any Branch.

        "Individual Retirement Account" or "IRA" means an account created by a trust for the exclusive benefit of any individual or his beneficiaries in accordance with the provisions of Section 408 of the Code.

        "IRS" means the Internal Revenue Service.

        "Keogh Account" or "Keogh" means an account created by a trust for the benefit of employees (some or all of whom are self-employed persons) and that complies with the provisions of Section 401 of the Code.

        "Lease" means any of the real estate leases or subleases whereby Seller is a tenant or subtenant of the premises of a Leased Branch.

        "Leased Branch" means any of those Branches leased by Seller as lessee or sublessee under the Leases, as indicated on Exhibit A hereto.

        "Lease Deposits" means the aggregate amount of the deposits paid by Seller as Lessee pursuant to the Leases.

        "Lessor" means the lessor or sublessor of any of the Leases.

        "Liabilities" means Seller's obligations with respect to the period following the Closing regarding the (i) Deposits, (ii) Assumed Contracts, (iii) the Leases, the Seller Leases and any lease or rental agreement or deferred purchase or installment sale agreement with respect to any of the Furniture, Fixtures and Equipment or any Improvement, (iv) Seller's obligations to provide services in connection with the Assets and the Deposits, including obligations with respect to safe deposit boxes, (v) Accrued Expenses, (vi) any liabilities for transfer taxes, title insurance premiums, sales or use taxes, recording fees or other fees or costs associated with Closing, and (vii) such other liabilities of Seller as may be set forth on Schedule 1.1(d) (the "Other Liabilities"); excluding, however, any Leases or Assumed Contracts as to which any consents required to transfer the same to Purchaser at Closing cannot be obtained.

        "Losses" means claims, judgments, settlements, penalties, fines, losses, liabilities, obligations or duties (of any kind or nature, whether or not accrued or fixed, absolute or contingent, determined or determinable) damages (including compensatory or punitive damages and forgiveness or cancellation of obligations), expenses, interest, costs and legal fees and disbursements, collectively.

        "Material Adverse Effect" means, unless the context otherwise requires, a material adverse effect on the business or prospects of the Branches, taken as a whole in respect of all such Branches, or on the consummation of the transactions contemplated hereby.

        "Net Book Value" shall mean the net book value as determined in accordance with generally accepted accounting principles applied on a consistent basis and as reflected in the books and records relied upon by Seller in the preparation of its audited financial statements.

        "Net Prepaid Expenses" means Prepaid Expenses less Accrued Expenses.

        "OCC" means the Office of the Comptroller of the Currency.

        "OTS" means the Office of Thrift Supervision.

        "Out- Of- Territory Deposits" means any Accounts or certificates of deposit held by a depositor with a record address outside both the state of Kansas and the Kansas City, Missouri Metropolitan Statistical Area

        "Owned Branches" means the Branches owned by Seller in fee, as indicated on Exhibit A hereto.

        "Preliminary Purchase Price" shall mean the Purchase Price calculated pursuant to Section 2.2 of this Agreement in reliance upon the updated schedules required to be delivered by Seller to Purchaser at the Closing pursuant to
Section 9.3.

        "Preliminary  Settlement  Statement" shall have the meaning set forth in
Section 9.2.

        "Prepaid Expenses" means, as of any date, the prepaid expenses that would otherwise appear as an asset in respect of any Branch on the financial statements of Seller prepared in accordance with generally accepted accounting principles and in accordance with Section 2.6 plus the amount of the Prepaid FDIC Insurance Premium, whether or not it appears on the financial statements of Seller.

        "Prepaid FDIC Insurance Premium" means the aggregate amount of all insurance premiums paid by Seller to the FDIC for deposit insurance with respect to the Deposits for any period after the Closing Date.

        "Purchase Price" means the amount specified as such in Section 2.2.

        "Research"   means  search,   retrieval,   photocopying,   transmission,
delivering, compilation, reordering, or other tasks relating to the Records.

        "Records" means all records and original documents in Seller's possession or control which pertain to and are utilized by Seller to administer, reflect, monitor, evidence or record information respecting the business or conduct of the Branches and all such records and original documents respecting
(i) the Assumed Contracts, (ii) the Assets, (iii) the Deposits, (iv) the Employees and (v) the ATMs, including all such records maintained on electronic or magnetic media in the electronic data base system of Seller or its Affiliates, or to comply with applicable laws and governmental regulations to which the Deposits are subject.

        "Regulatory Approvals" means all approvals, permits, authorizations, waivers or consents of governmental agencies or authorities necessary or appropriate to permit consummation of the transactions contemplated herein and includes, without limitation, (i) approval of the FDIC under the Federal Deposit Insurance Act ("17DIA"); (ii) expiration of the waiting period provided for in
Section 1.8(c) of the FDIA without commencement of any actions challenging the transactions contemplated hereby by the United States Department of Justice; and
(iii) as applicable, approval by the primary regulator of Purchaser and Seller, including the OTS, the OCC, the Federal Reserve Board and approval by the appropriate regulatory authorities in the various states of the United States or any other state or federal agency whose approval of the transactions contemplated under this Agreement is required.

        "Seller's knowledge" or "Purchaser's knowledge" or other similar phrases means all information which is known, by those officers of Seller or Purchaser involved with negotiation of this Agreement or that are otherwise listed on
Schedule 1.1(f).

        "Seller Lease" means any of the real estate leases or subleases whereby Seller is the lessor or sublessor of real estate at or adjacent to Branches, as indicated in Exhibit A.

        "Small Balance Deposit" means any Deposit with a balance of five dollars ($5.00) or less as computed on a date certain not less than 45, nor more than 60, calendar days prior to Closing.

        "Standard Deconversion Package" shall mean the information, including Deposit and Loan balance and interest information in hard copy or electronic format, and records reasonably necessary for Purchaser to operate the Branches commencing on the first Business Day after the Closing Date, in such form as Seller shall prepare for all purchasers of branches pursuant to agreements dated as of the date hereof, which shall be delivered to Purchasers on the schedule proposed by Seller in accordance with Section 6.1.

        "Tax  Returns" means any return or other  report  required  to be filed
with  respect  to  any  Taxes,   including  declaration  of  estimated  tax  and
information returns.

        "Taxes" means any federal, state, local, or foreign taxes, including but not limited to taxes on or measured by income, estimated income, franchise, capital stock, employee's withholding, non-resident alien withholding, backup withholding, social security, occupation, unemployment, disability, value added taxes, taxes on services, real property taxes or special assessments, personal property, sales, use, excise, transfer, gross receipts, inventory and merchandise, business privilege, and other taxes or governmental fees or charges or amounts required to be withheld and paid over to any government in respect of any tax or governmental fee or charge, including any interest, penalties, or additions to tax on the foregoing whether or not disputed.

        "Transaction Account" means any account at a Branch in respect of which deposits therein are withdrawable in practice upon demand or upon which third party drafts may be drawn by the depositor, including checking accounts, NOW accounts and money market deposit accounts.

        "Unacceptable Condition" shall have the meaning set forth in Section 8.1(a).


                                   ARTICLE 11.
                                The Transactions

        2.1 Transfer and Consideration. (a) Subject to the terms and conditions set forth in this Agreement and except as otherwise indicated in the Schedules hereto, at the Closing, Purchaser shall (i) purchase the Assets and (ii) assume the Liabilities relating to the Branches, and Seller shall sell, grant, assign, transfer, convey and deliver to Purchaser, all of Seller's right, title and interest in and to (x) such Assets, and (y) such Liabilities.

        2.2    Purchase Price.

        (a) The purchase price of the Assets and the Deposits (the "Purchase Price"), which shall be offset against the amount owed to Purchaser by Seller pursuant to the terms of Section 2.3 as consideration for the assumption by Purchaser of the Liabilities, will be an amount equal to the sum of the following:

               (i) The Appraised Value of Owned Real Estate at the Branches, or the Net Book Value of leasehold improvements at the Close of Business on the last day of the month preceding the Closing Date in the case of Branches that are leased;

               (ii)  The  aggregate  Net  Book  Value  of all of  the  items  of
        Furniture, Fixtures and Equipment not included in leasehold improvements, determined as of the close of business as of the last day of the month preceding the month in which the Closing Date occurs;

               (iii) The aggregate principal amount of the Deposit-Related Loans, plus accrued and unpaid interest thereon (but not including for purposes of such Purchase Price any unfunded loan commitments referred to thereon);

               (iv) The aggregate amount of the Cash on Hand as of the Close of Business on the Closing Date;

               (v) The aggregate amount of the Net Prepaid Expenses as of the Close of Business on the Closing Date; and

               (vi)   The Deposit Premium.

        (b) In the event Purchaser properly declines to purchase or Seller properly declines to sell a Branch or a parcel of Branch Real Estate pursuant to
Section 5.4, 5.5(b), 5.10 or 5.11 then the Purchase Price shall be adjusted as appropriate to exclude the Branch Real Estate from the Purchase Price.

        2.3 Consideration for Assumption of Liabilities. As consideration for the assumption of the Liabilities, Seller shall pay to Purchaser one hundred percent (100%) of the aggregate amount of the Deposits as of the Close of Business on the Closing Date, including Accrued Interest thereon through the Close of Business on the Closing Date.

        2.4 Assumption of IRA Deposits. With respect to Deposits which are IRAs, Seller will use its reasonable efforts and will cooperate with Purchaser, both before and for a period of not less than 30 days after the Closing, in taking whatever actions as are reasonably necessary to accomplish either the appointment of Purchaser as successor custodian or the delegation to Purchaser of Seller's authority and responsibility as custodian of all such IRA deposits except self-directed IRA deposits, including, if necessary to comply with the rules of account or other agreement governing such IRAs, sending to the depositors thereof appropriate notices, cooperating with Purchaser in soliciting consents from such depositors, and filing any appropriate applications with applicable regulatory authorities. If any such delegation is made to Purchaser, Purchaser will perform all of the duties so delegated and comply with the terms of Seller's agreement with the depositor of the IRA deposits affected thereby. With respect to Deposits which are self-directed IRA deposits, Seller shall cooperate with Purchaser to invite depositors thereof to direct a transfer of each such depositor's account and the related Branch Deposit to Purchaser and to adopt Purchaser's forms of IRA agreements as a successor to Seller. With respect to any depositors who do not transfer such accounts, Seller will use its reasonable efforts in order to enable Purchaser to retain such accounts at the Branches.

        2.5 Assumption of Keogh Deposits. With respect to Purchaser's proposed assumption of Deposits which are Keogh Accounts, Seller shall cooperate with Purchaser to take all steps necessary for transfer of such Accounts to Purchaser, including, if required, inviting depositors thereof to direct a transfer of each such depositor's Keogh Account and the related Deposit to Purchaser, as trustee thereof, and to adopt Purchaser's form of Keogh Master Plan as a successor to that of Seller. With respect to any depositors who do not transfer such accounts to Purchaser's form of Keogh Master Plan, Seller will use its reasonable efforts in order to enable Purchaser to retain such Keogh Accounts at the Branches.

        2.6 Adjustment of Net Prepaid Expenses/Charges. All expenses accrued but not paid ("Accrued Expenses") or prepaid ("Prepaid Expenses") to facilitate the operations of the Branch prior to the Closing Date, including, without limitation, wages, salaries, incentive compensation (including bonuses), rents, utility payments, personal property taxes, nondelinquent real property taxes and assessments and Prepaid FDIC Insurance Premiums relating to the Branches or the Branch Real Estate shall be pro-rated as of Closing between the parties. The prorated sums shall give credit to Seller for all security deposits it has paid to Lessors under the Leases. All Deposit related fees and charges shall be pro-rated through Closing.

        2.7 Allocation of Consideration. Purchaser and Seller agree that the consideration payable hereunder at the Closing shall be allocated among the Assets, tangible and intangible, on the basis of an allocation (the "Allocation") to be submitted by Purchaser and approved by Seller; provided, however, that Seller's approval shall not be unreasonably withheld.

        2.8 Procedures Related to Excluded Deposits. Seller shall have the option, exercised by notification to Purchaser at least forty-five calendar days prior to Closing, to exclude the Excluded Deposits from the Liabilities transferred to Seller at Closing; provided, however, that in the event that Seller exercises such option and excludes the Excluded Deposits, it shall not exclude the Out-of-Territory Deposits without also excluding the Small Balance Deposits. In the event that Seller does not exercise such option, the Excluded Deposits shall be considered part of the Deposits transferred by Seller and assumed by Purchaser at Closing, the balance and any Accrued Interest on such Excluded Deposits shall be included in the Liabilities, but the Seller shall not be obligated to pay any Deposit Premium on the Excluded Deposits.

        2.9  Procedures  Related  to Excess  Delinquent  Deposit-Related  Loans.
Seller shall have the option, exercised by notification to at least five business days prior to Closing, to transfer to Purchaser the Excess Delinquent Deposit-Related Loans. To the extent that any Excess Delinquent Deposit-Related Loans are transferred, the principal and accrued interest on such loans shall not be included in the Purchase Price calculated pursuant to Section 2.2(a)(iii) but such Excess Delinquent Deposit-Related Loans shall be transferred without additional consideration.

                                  ARTICLE III.
                    Representations and Warranties of Seller

Seller represents and warrants as follows:

        3.1 Corporate Organization and Authority. Seller is a national bank, duly organized, validly existing and in good standing under the laws of the United States of America and has the requisite power to execute, deliver and perform this Agreement and to operate the Branches. Seller is a member of BIF and its Deposits are insured by the FDIC, subject to applicable FDIC coverage limitations. Seller has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Seller.

        3.2  No  Conflict;  Licenses  and  Permits;  Compliance  with  Laws  and
Regulations. Except as otherwise stated in this Agreement, the execution, delivery and performance of this Agreement by Seller does not, and will not, (i) violate any provision of its charter or bylaws or (ii) to Seller's knowledge, violate or constitute a breach of, or default under, any law, rule, regulation, judgment, decree, ruling or order of any county, government or governmental agency to which Seller is subject or under any agreement or instrument of Seller, or to which Seller is a party (except for any required consents of Lessors under the Leases or of other parties under Assumed Contracts in respect of the transactions herein contemplated), which violation, breach, contravention or default referred to in this clause (ii) would have a Material Adverse Effect. Seller has all material licenses, franchises, permits, certificates of public convenience, orders and other authorizations of all federal, state and local governments and governmental authorities necessary for the lawful conduct of its business at each of the Branches as now conducted. All such licenses, franchises, permits, certificates of public convenience, orders and other authorizations, are valid and in good standing and, to Seller's knowledge, are not subject to any suspension, modification or revocation or proceedings related thereto.

        3.3 Approvals and Consents. Except as required to obtain the Regulatory Approvals or as otherwise disclosed in writing to Purchaser by Seller prior to the date hereof, no notices, reports or other filings are required to be made, as of the date hereof, by Seller with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained, as of the date hereof, by Seller from, any governmental or regulatory authorities of the United States or a Branch State in connection with the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

        3.4 Deposits. Schedule 3.4 sets forth an accurate listing of the Deposits, prepared as of the date indicated thereon, listing by category and by Branch the amount of such Deposits, together with the aggregate Accrued Interest thereon and the average interest rate payable thereon. The Deposits represent liabilities of the Seller to the holders thereof. Seller has no knowledge of any failure of the Deposits to comply with applicable regulatory requirements which failure to comply would have a material adverse effect on the value of the Deposits considered as a whole. There are no disputes relating to the Deposits that would, singularly or in the aggregate, constitute a Material Adverse Effect.

        3.5 Furniture, Fixtures and Equipment. Attached hereto as Schedule 3.5 is a true and accurate schedule of all Furniture, Fixtures and Equipment, which are located at the Branches and used in the operation of the Branches. Such schedule specifies the Net Book Value of each such item shown on the financial records of Seller as of the date indicated thereon.

        3.6 Loans. Schedule 3.6 sets forth all Deposit-Related Loans, including Accrued Interest thereon. Each of the Deposit-Related Loans is, to the knowledge of Seller, the valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and to the effect of general principles of equity. Seller has no knowledge of any failure of the Deposit-Related Loans, or the respective collateral or other security therefor, to comply with applicable regulatory requirements which failure to comply would have a material adverse effect on the value of the Deposit-Related Loans considered as a whole.

        3.7 Leases. Each Lease and each lease relating to Furniture, Fixtures and Equipment used in the Branches is the valid and binding obligation of Seller and to the Seller's knowledge there does not exist with respect to Seller's obligations thereunder any material default, or event or condition which constitutes, or after notice or passage of time or both would constitute, a material default on the part of Seller under any Lease and each lease relating to Furniture, Fixtures and Equipment used in the Branches. Each Lease is continuing and in effect. Each Lease and each lease relating to Furniture, Fixtures and Equipment used in the Branches is current and all rents, expenses and charges payable by Seller have been paid or accrued pursuant to the terms thereof (except for any payments as to which the obligation to make such payment is being contested in good faith). Seller has heretofore provided Purchaser with copies of all Leases, each as listed on Schedule 3.7.

        3.8 Contracts and Defaults. To the knowledge of Seller, no event has occurred and remains uncured which constitutes a material default by any party (or would, but for the passage of time or the giving of notice, constitute a material default) under any contract relating to the operation of the Branches or any other Assumed Contract except for those agreements that are terminable within sixty days and without cost to Seller involving an obligation of Seller or the other party or parties thereto of less than $50,000 in any year and excluding for purposes of this Section 3.8 any Deposit-Related Loans.

        3.9 Employee Benefits. All material benefit plans or contracts (regardless of whether they are funded or unfunded) covering current employees or former employees of the Branches, including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA (the "Plans"), are listed on Schedule 3.9 hereto.

        3.10 Litigation and Liabilities. Except as set forth in Schedule 3.10, there are no actions, suits or other legal proceedings pending or, to Seller's knowledge, threatened against Seller or any of its Affiliates, and to Seller's knowledge there are no violations of law or regulation, in each case that could result in any claims against or obligations or liabilities of Seller or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        3.11 Regulatory Matters. Except as listed in Schedule 3.11, there are no pending, or, to Seller's knowledge, threatened, disputes or controversies between Seller and any federal, state or local governmental authority that, individually or in the aggregate, could be expected to have a Material Adverse Effect.

        3.12 Brokers' Fees. Except with respect to its engagement of Piper Jaffray Inc., Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fee in connection with the transactions contemplated by this Agreement. Seller, and not Purchaser, is solely liable for any fees or other compensation due Piper Jaffray Inc.

        3.13 Environmental Matters. To Seller's knowledge, without conducting any independent investigation, and except as indicated to the contrary on
Schedule 3.13:

               (a) No Hazardous Substances have been disposed of or released upon or below, or is currently stored on, any of the Branches by Seller in violation of any Environmental Law;

               (b) Seller has not received any written communication from any governmental authority alleging a violation of any Environmental Law with respect to any of the Branches; and

               (c) No person or entity has asserted any claim arising out of, based upon, or resulting from (1) the release into the environment of any Hazardous Substance upon or below any of the Branches in violation of any Environmental Law, or (ii) the violation or alleged violation of any Environmental Law with respect to any of the Branches.

        3.14 Collective Bargaining Agreements. Seller is not a party to any collective bargaining agreement or contract with any labor organization with respect to any of the Branches

        3.15 Information for Regulatory Approvals. To the best knowledge and belief of Seller, the information furnished or to be furnished by Seller in any regulatory application filed by Seller or Purchaser in connection with the Regulatory Approvals will be true and complete as of the date so furnished.

        3.16 Small Balance Deposits. There is not, to the knowledge of Seller, any legal, regulatory or contractual prohibition on closing of the Small Business Deposits (other than notices to depositors in the same form as may be required for closing any other Deposit).


                                   ARTICLE IV.
                   Representations and Warranties of Purchaser

                 Purchaser  represents and warrants that, except as set forth on
Schedule 4:

        4.1 Corporate Organization and Authority. Purchaser is a National Bank, duly organized, validly existing and in good standing under the laws of United States. Purchaser has the requisite corporate power and authority and has taken all corporate action as necessary in order to execute and deliver this Agreement, to consummate the transactions contemplated hereby, to accept and maintain the Deposits, to own the Assets and to operate the Branches. Subject to the foregoing and subject to obtaining the Regulatory Approvals, this Agreement will be a valid and binding agreement of Purchaser. Purchaser is a member of the BIF and its deposits are insured by the FDIC, subject to applicable FDIC coverage limitations. Purchaser is a member of the Federal Reserve Bank of Kansas City, is duly authorized to operate a banking business and, upon receipt of approval of the Comptroller of the Currency, will be duly authorized to operate each of the Branches.

        4.2  No  Conflict;  Licenses  and  Permits;  Compliance  with  Laws  and
Regulations. Except as otherwise stated in this Agreement, the execution, delivery, and, subject to the Regulatory Approvals, the performance of this Agreement by Purchaser does not, and will not (i) violate any provision of its charter or by-laws or (ii) to Purchaser's knowledge, violate or constitute a breach or contravention of or default under any law, rule, regulation, order, judgment, decree or filing of any government, governmental authority or court to which Purchaser is subject or under any agreement or instrument of Purchaser, or to which Purchaser is otherwise bound, which violation, breach, contravention or default, individually or in the aggregate, (i) could be expected to prevent or impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or (ii) could impair the validity or consummation of this Agreement or the transactions contemplated hereby.

        4.3 Approvals and Consents. Other than the Regulatory Approvals or as otherwise disclosed by Purchaser to Seller in this Agreement, no notices, reports or other filings are required to be made by Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser from any governmental or regulatory
authorities   of  the  United   States,   the  several  States  or  any  foreign
jurisdictions or any nongovernmental third parties in connection with the execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser, the failure to make or obtain any or all of which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        4.4 Regulatory Matters. Neither Purchaser nor any of its Affiliates has received any indication from any federal, state or other governmental agency, or has any reason to know, that such agency would oppose or refuse to grant or issue its consent or approval, if required, or impose an Unacceptable Condition, with respect to the transactions contemplated hereby, including, without limitation, any Regulatory Approval.

        4.5 Brokers' Fees. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement that would result in any obligation on the part of Seller.

        4.6 Litigation and Liabilities. There are no actions, suits or other legal proceedings pending, or to Purchaser's knowledge, threatened against Purchaser, or otherwise with respect to the transactions contemplated hereby, and to Purchaser's knowledge there are no violations of law or regulation that could result in any claims against or obligations or liabilities of Purchaser that, individually or in the aggregate, (i) could reasonably be expected to prevent or impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or (ii) could impair the validity or consummation of this Agreement or the transactions contemplated hereby.

        4.7 Agreements with Regulatory Authorities. Purchaser is not a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits, nor has Purchaser been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission, in each case which order, decree, agreement, memorandum of understanding, commitment letter or submission (i) could reasonably be expected to prevent or impair the ability of Purchaser to perform its obligations under this Agreement in any material respect or (ii) could impair the validity or consummation of this Agreement or the transactions contemplated hereby.

        4.8 Information for Regulatory Approvals. To the best knowledge and belief of Purchaser, the information furnished or to be furnished by Purchaser in any regulatory application filed by Purchaser or Seller in connection with the Regulatory Approvals will be true and complete as of the date so furnished.

        4.9 Community Reinvestment Act. Purchaser received a rating of it satisfactory" or "outstanding" in its most recent examination or interim review with respect to the Community Reinvestment Act. Purchaser has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act. To Purchaser's knowledge, there are no threatened or pending actions, proceedings or allegations by any person or regulatory agency which may cause any state or federal regulatory agency, including the OTS, the OCC or the FDIC, to deny any of the Regulatory Approvals.

        4.10 Branch Closing. Attached hereto as Schedule 4. 10 is a list of each Branch that Purchaser intends to close or relocate within 12 months after the Closing Date and the location of the nearest branch of Purchaser to such closed or relocated Branch.

                                   ARTICLE V.
                            Covenants of the Parties

        5.1 Activity in the Ordinary Course. From the date hereof, and until the Closing Date, except as may be required to commence conversion of its electronic data processing system to a new software system, Seller shall conduct the business of the Branches to be transferred at the Closing Date in the ordinary and usual course following the same practices and standards and will not enter into any material transaction with respect to any of the Assets or Liabilities or make any material commitment with respect to the Assets or Liabilities except in the ordinary and usual course of business consistent with past practice. From the date hereof and until the Closing Date, Seller shall not, without the prior written consent of Purchaser:

               (a) Except in the ordinary course of business, sell, transfer, lease, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to transfer, assign, encumber or dispose of any of the Assets existing on the date hereof;

               (b) Agree to make any material improvements to the Branches or the Branch Real Estate, except with respect to commitments for such made on or before the date of this Agreement of which Purchaser has been informed in writing, and normal maintenance or refurbishing purchased or made in the ordinary course of business;

               (c)    File any application to relocate any Branch;

               (d) Enter into any commitment, agreement, understanding or other arrangements to transfer, lease, assign, encumber or otherwise dispose of any Branch or Branch Real Estate;

               (e)    Terminate the operations of any Branch;

               (f) Take, or permit its Affiliates to take, any action (i) impairing Purchaser's rights in any Deposit or Asset, (ii) impairing in any way the ability of Purchaser to collect upon any Deposit-Related Loan or Other Loan, (iii) except in the ordinary course of servicing, waive any material right, whether in equity or at law, that it has with respect to any Deposit-Related Loan or Other Loan and (iv) that could have a material adverse effect on any Branch and (v) that could otherwise have a Material Adverse Effect;

               (g) Change its deposit pricing policies at the Branches in a manner that is not consistent with deposit pricing policies used with respect to branches of Seller that are not Branches, except to the extent that Purchaser consents (which consent shall not be unreasonably withheld) to a change in pricing that is necessary to respond to deposit increase or decreases resulting from announcement of the transactions contemplated by this Agreement.

               (h) Change its loan pricing policies related to the Deposit-Related Loans in a manner that is not consistent with loan pricing policies used with respect to branches of Seller that are not Branches.

               5.2 Access and Confidentiality.

               (a) Except as otherwise provided in this Agreement, Purchaser shall not contact any of the Employees, Depositors, customers or suppliers of the Branches, or otherwise inspect the Branch facilities or interfere with the business of Seller in any way except with the written consent of Seller, which shall not be unreasonably withheld. After the date hereof and until the Closing Date, Seller shall afford to Purchaser and its officers, authorized agents and representatives reasonable access to the personnel, properties, books, records, contracts, documents, files (including loan files) and other information at the Branches, or relating to the Assets, the Employees, the Assumed
        Contracts and the Deposits. Seller shall furnish Purchaser with such additional financial and operating data and other information about its business operations at the Branches as may be reasonably necessary for the orderly transfer of the business operations of the Branches.

               (b) Each party to this Agreement shall hold, and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a bank regulatory authority is necessary or desirable in connection with any Regulatory Approval (in which case Purchaser shall take such steps as are requested by Seller to request that the Information be afforded confidential treatment) or unless compelled to disclose by Judicial or administrative process, or in the written opinion of its counsel, by other requirements of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning the other party furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and neither party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors, and to the extent permitted above, to IRS agents, bank regulatory authorities and other applicable governmental authorities.

        5.3 Regulatory Approvals. As soon as practicable after the date of this Agreement, and in no event more than 30 business days after the date hereof, Purchaser shall prepare and file any applications to federal or state regulatory authorities for approvals necessary, including all Regulatory Approvals, to consummate the transactions contemplated by this Agreement. Purchaser and Seller shall each use its good faith efforts to obtain each such approval, will cooperate in connection therewith (including the furnishing of any reasonable undertaking or commitments which may be required to obtain the Regulatory
Approvals) and provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than material filed in connection therewith under a claim of confidentiality. If any regulatory authority shall require the modification of any of the terms and provisions of this Agreement as a condition to granting any Regulatory Approval, the parties hereto will negotiate in good faith to seek a mutually agreeable adjustment to the terms of the transactions contemplated hereby, such agreement not to be unreasonably withheld.

        5.4    Environmental Assessment Reports.

        (a)  Seller  has  provided  to  Purchaser  copies  of all  environmental assessment  reports  relating to the  Branches in  Seller's  possession  and has identified  certain  Hazardous  Substances  related to the  Branches on Schedule
3.13. Purchaser shall purchase or lease the Branch Real Estate subject to any Hazardous Substances identified in Schedule 3.13, shall have no recourse against Seller or to avoid any of its obligations under this Agreement due to, and shall be deemed to have waived any objection to, the existence or presence of such Hazardous Substance. Notwithstanding the foregoing, Seller shall use its best efforts to obtain a certificate from the City of Wichita that it did not contribute to the groundwater contamination in the Gilbert and Mosely groundwater contamination area.

        (b) Seller shall provide Purchaser and Purchaser's environmental consultants with access to each of the Branches, the Branch Real Estate and to all pertinent information, records or documents within Seller's or its Affiliates' possession, custody or control, at times reasonably satisfactory to Seller, in order that Purchaser's consultants may prepare an environmental assessment report for Purchaser regarding each of the Branches and Branch Real Estate, of a scope reasonably satisfactory to Purchaser. Purchaser shall be responsible for paying the costs associated with the environmental assessment reports. At Seller's request, Purchaser shall provide Seller with copies of any environmental assessment report and Purchaser and Seller shall hold information contained in such reports in confidence in accordance with Section 5.2.

        (c) Purchaser shall provide notice to Seller within five (5) business days after receipt of any environmental assessment report, and in any event within 60 days after the date hereof, if any of Purchaser's environmental assessment report reveals or indicates the existence or presence of any Hazardous Substances not identified in Schedule 3.13 on, under, or within or affecting any Branch or Branch Real Estate to be transferred hereunder. If Purchaser fails to notify Seller, Purchaser shall be deemed to have waived any objection to the existence or presence of such Hazardous Substance. In the event Purchaser properly notifies Seller of the existence or presence of such Hazardous Substance not identified in Schedule 3.13, Seller shall have the option to (i) treat such Branch as an Excluded Branch pursuant to Section 8.1 hereto (giving effect to appropriate adjustments to the Schedules and Exhibits hereto), (ii) perform such remediation prior to the Closing Date as necessary to eliminate any material adverse impact such Hazardous Substance would have on the value of such Branch Real Estate, or (iii) notify Purchaser that it does not believe such Hazardous Substance has a material adverse impact on the value of the Branch or the Branch Real Estate and that it intends to transfer the Branch to Purchaser at Closing. In the event that Seller notifies Purchaser that it intends to transfer such Branch Real Estate to Purchaser at Closing without remediation of such Hazardous Substance, and provided such Hazardous Substance would have a material adverse effect on the value of the Branch Real Estate and is not disclosed in Schedule 3.13 attached hereto, Purchaser may elect, by notification to Seller, to treat such Branch as an Excluded Branch pursuant to section 8.1 hereto.

        5.5  Title to Branch Real Estate.

        (a) Within 45 days of the date hereof, Seller will deliver to Purchaser, for each of the Owned Branches and for each Leased Branch associated with a ground lease, a title commitment showing title or interest as ground lessee, as appropriate, to be vested in Seller. Purchaser shall be deemed to have approved the condition of title to the Owned Branches and any Leased Branch subject to a ground lease, unless Purchaser shall have notified Seller, in writing within fifteen (15) business days after receipt of the title commitments, of Purchaser's objection to any Unpermitted Encumbrance appearing in the title commitments. For such purposes, an "Unpermitted Encumbrance" shall include any encumbrance that is a physical encumbrance identified by survey conducted by, or on behalf of, the Purchaser, and all Encumbrances appearing in such title commitments except the following:

               (i) Laws, ordinances and governmental regulations (including, without limitation, those pertaining to air and water pollution and solid and hazardous wastes) restricting, regulating or prohibiting the occupancy or use of the Branch, or regulating the character, dimensions or locations of the improvements thereon; provided that none of the same would materially impair or interfere with the continued use of any portion of the Branch for the purposes for which they have been customarily used by Seller;

               (ii) The following standard general printed exceptions: matters created or first appearing in the public records after the effective date of the applicable commitment;

        matters of survey; parties in possession; matters not shown in public records; unrecorded mechanic's liens; and real estate taxes and special assessments not delinquent;

               (iii) Such other Imperfections of title as are not so substantial as to materially impair or interfere with the continued use of any portion of the Branch for the purposes for which they have been customarily used by Seller or to materially impair the marketability of the Branch or the ability to obtain financing secured by the Branch;

Seller shall have until thirty (30) business days after the date of such notice to cause the removal of such Unpermitted Encumbrances or to provide for a title indemnity or bond over such Unpermitted Encumbrances, satisfactory in form and amount to Purchaser's title company. Purchaser agrees to take all action reasonably necessary to assist in the removal or other disposition of such Unpermitted Encumbrances and to cooperate with Seller in negotiating reasonable accommodations with the holders of any Unpermitted Encumbrances. If Seller fails to remedy any Unpermitted Encumbrances objected to by Purchaser, Purchaser may, at its option: (i) waive any such disapproval, in which case Seller shall have no further liability to Purchaser with respect to such Unpermitted Encumbrance, or (ii) decline by written notice to Seller to purchase the real property fee interests associated with the Owned Branch, in which case the real property interest of the Owned Branch shall be excluded from the definition of Branch Real Estate in Section 1.1 hereof.

        (b) In any case in which the Purchaser declines to purchase the real property interest in an Owned Branch in accordance with Section 5.5(a), and provided that the Unpermitted Encumbrance would not have a material adverse effect on the operation of the Branch as a Leased Branch, then Purchaser and Seller shall use their best efforts to negotiate a lease of such Branch by Seller, or at the option of Seller by a service corporation subsidiary of Seller, to Purchaser. In the event Purchaser and Seller cannot negotiate such a lease, the Branch shall be an Excluded Branch and the Assets and Liabilities shall be adjusted in accordance with Section 8.1.

        5.6 Notices of Default. Seller and Purchaser shall each promptly give written notice to the other upon becoming aware of the impending or threatened occurrence of any event which could reasonably be expected to cause or constitute a breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement.

        5.7 Deposit Solicitation by Purchaser. Prior to and following the Closing, Purchaser will not use Seller's name, logos or trademarks in any manner in advertising for or soliciting deposits without Seller's prior written consent.

        5.8 Performance of Liabilities. From and after the Closing Date, Purchaser shall fully perform, pay and discharge all of the Liabilities as and when due and shall protect the rights of depositors and creditors of the Branches in the same manner and to the same extent as if Purchaser had itself originally incurred the Liabilities.

        5.9 Contracts. Seller shall use its reasonable efforts to obtain the consent from any third party required to assign any of the Assumed Contracts to Purchaser; provided, however, that Seller shall not be obligated to incur any monetary obligations or expenditures in connection with such efforts. Purchaser may by written notice to Seller prior to the Closing exclude from Schedule 1.1(a) any contract that is not assignable by its terms, or that requires the consent of a third party in order for such contract to be assigned to Purchaser, if, in each case, consent has not been obtained prior to the Closing.

        5.10 Leases. Seller shall use its reasonable efforts to obtain the consent of any lessor or third party required to assign to Purchaser any of the Leases, and to obtain the full release of any and all obligations of Seller pursuant to any of the Leases, listed on Schedule 3.7; provided, however, that Seller shall not be obligated to incur any monetary obligations or expenditures in connection with such efforts. Purchaser may by written notice to Seller prior to the Closing exclude from Schedule 3.7 any Lease that is not assignable by its terms, or that requires the consent of a third party in order for such lease to be assigned to Purchaser, if, in each case, consent has not been obtained prior to the Closing. Seller may, by written notice to Purchaser, exclude from
Schedule 3.7 any Lease for which it is unable to obtain both such consent and a full release of obligations of Seller under such Lease. In the event a Lease is excluded from Schedule 3.7 pursuant to this Section 5. 10, Purchaser shall enter into a sublease with Seller or, at Seller's option, a service corporation subsidiary of Seller, with respect to such Branch which shall be for the same rent and current term (excluding renewal options) as the existing Lease for such Branch. In the event the Lease would prohibit any such sublease without the lessor's consent, and Seller fails or elects not to obtain such consent, the Branch shall be treated as an Excluded Branch as contemplated in Section 8. 1. Seller shall assign to Purchaser any Seller Leases relating to the Branch Real Estate. Purchaser shall assume the obligations of Seller under such Seller Leases; provided, however, that Seller shall obtain the consent of Piper Jaffray Inc. ("Piper"), an affiliate of Seller, to terminate the Seller Lease at, and to vacate the premises at, the Lawrence, Kansas branch office within 12 months of the Closing, and Purchaser shall assume such Seller Lease and cancel the same upon termination by Piper without penalty.

        5.11 Insurance; Destruction of or Damage to a Branch. From the date of this Agreement through the Closing Date, Seller shall maintain insurance upon each Branch (other than Leased Branches for which the lessor is obligated to maintain insurance) in such amounts and of such kinds as have been maintained by it in the past. In the event any Branch is partially or totally damaged or destroyed by fire, flood, earthquake or other casualty, between the date hereof and the Closing Date, Seller shall use its reasonable efforts using the proceeds of any such insurance to repair such damage or rebuild such destroyed Branch as soon as practicable, and shall apply the proceeds of insurance to such repair or replacement costs. At the Closing Date, if the Branch is not repaired or replaced, Seller shall deliver to Purchaser any unused insurance proceeds and other payments received by Seller as a result of such damage or destruction and shall assign to Purchaser all of Seller's rights and claims against any third party by reason thereof; provided, however, that if the damage or the costs of repair would exceed twenty five percent (25%) of the fair market value of the affected Branch, Purchaser may decline by written notice to Seller to purchase or lease such Branch and may treat such Branch as an Excluded Branch as contemplated in Section 8.1, in which case Purchaser shall not receive any of such insurance proceeds.

        5.12 Interference or Damage. Purchaser shall not interfere with Seller's normal operations or its customers or employee relations. Without limiting the generality of the foregoing, Purchaser shall not solicit customers of the Branches prior to Closing. Purchaser hereby agrees to indemnify, reimburse, defend and hold harmless Seller for, from and against all Losses arising out of or related to the activities of Purchaser, its agents or contractors on or about the Branches on or prior to the Closing Date.

        5.13 Account Loans. On and after the Closing Date, Purchaser shall continue to honor and provide credit in accordance with applicable law and the provisions of the Deposit-Related Loans transferred under this Agreement until such provisions are properly modified or canceled by Purchaser.

        5.14 Safe Deposit Business. From and after the Closing Date, Purchaser shall assume all of Seller's liabilities with respect to the safe deposit business associated with the Branches, including but not limited to maintaining all necessary facilities and providing all necessary services for the use of safe deposit boxes by the renters thereof, in accordance with the provisions of the applicable leases or other agreements relating to such boxes. In the event Purchaser determines that it must move a safe deposit box, Seller will cooperate with Purchaser in providing required notices to safe deposit box holders. To the extent that Purchaser does not fulfill all of Seller's obligations with respect to safe deposit boxes, Purchaser shall indemnify an hold harmless Seller for any Losses associated therewith, without regard to any Floor Amount. Any safe deposit fees shall be pro rated among the parties as of the Closing Date.

        5.15 Conduct of Business. Between the date hereof and the Closing Date, Purchaser and its affiliates shall not undertake any marketing or advertising efforts specifically directed to Sellers' customers or take any other action intended to reduce the amount of the Deposits as of the Closing Date. Neither Purchaser nor Seller shall, between the date of this Agreement and the Closing Date, conduct its business and operations in such a manner as to impair its respective ability to consummate the transactions contemplated hereunder nor will either Purchaser or Seller engage in any transaction, take any action or omit to take any action, which could be expected to impair its ability to consummate the transactions contemplated hereunder.

        5.16 Fiduciary Relationships. Purchaser shall perform all of the fiduciary relationships of Seller arising out of any retirement accounts included within the Deposits, and with respect to such accounts, Purchaser shall assume all of the obligations and duties of Seller as fiduciary and succeed to all such fiduciary relationships of Seller as fully and to the same extent as if Purchaser had originally acquired, incurred or entered into such fiduciary relationship.

        5.17 Solicitations and Branch Locations. Seller agrees that for a period of twelve (12) months after the Closing Date, neither Seller nor any affiliate of Seller will solicit deposits, loans or other business from or to persons or entities who are depositors at the Branches on the Closing Date with respect to the Deposits or engage in direct mail or media advertising for deposits or non-commercial loans directed primarily to persons resident in Kansas rather than to persons on a regional or national basis; except that (i) nothing in this
Section 5.17 shall prohibit general solicitations which are not directed primarily to persons or entities who are located in Kansas or are otherwise depositors of the Branches on the Closing Date, (ii) Seller and affiliates and successors of Seller may solicit depositors who as of the date of this Agreement have existing accounts at branches or other offices of Seller, USB or their affiliates other than the Branches pursuant to solicitations which arise from their status as a customer at such other branches or offices of Seller or such affiliates, (iii) nothing in this section 5.17 shall restrict solicitations with respect to a branch or office that Seller or such affiliates hereafter acquire in a transaction involving multiple branches or offices, and (iv) nothing in this Section 5.17 shall restrict the solicitation of commercial loans and lending relationships from existing business operations of Seller or Seller's affiliates in Kansas. For purposes of this Section 5.17, commercial loans shall mean secured or unsecured loans that are primarily for commercial, corporate, business or agricultural purposes, whether or not such loans would be categorized as commercial loans for regulatory purposes.

        5.18 "AS IS" Condition. Purchaser acknowledges that it will purchase the Assets and assume the Liabilities at the Closing in an "AS IS" condition, with all faults, in reliance upon Purchaser's inspection thereof and the reports obtained by Purchaser pursuant hereto and Seller makes no representations or warranty of any kind whatsoever with respect to the Assets or the Liabilities, except as otherwise expressly set forth herein. Purchaser and anyone claiming by, through or under Purchaser hereby waives, releases and forever discharges Seller, and any Affiliates and agents of Seller, from any and all claims that it may now have or hereafter acquire against any such persons and entities for any Losses which arise from any defects or other conditions, (including, without limitation, violations of Environmental Law or presence, storage, release or disposal of Hazardous Substances thereon), affecting the Branches or any portion thereof; provided, however, that such release shall not apply to a claim by Purchaser against Seller for a breach of Seller's representations, warranties and covenants contained in this Agreement that is brought in accordance with, and subject to the limitations of, the indemnification provisions contained in
Article XI of this Agreement.

        5.19 Deposit-Related Loans held by Affiliates. Seller has informed Purchaser that certain of the Deposit-Related Loans may be held in the name of an affiliated banking organization of the Seller. Subject to the provisions herein, Seller shall cause such affiliated banking organization to assign and transfer title to such Deposit-Related Loans to Purchaser at Closing.

        5.20 Transferred Branch. Purchaser has notified Seller that it may transfer the Assets and Liabilities related to the Pratt, Kansas Branch after Closing. Although such transfer shall not effect any of Seller's or Purchaser's rights or obligations under this Agreement or create any rights in this Agreement in the transferee, Seller agrees to assist Purchaser in providing such notices to its customers relating to the ultimate transferee of such Assets and Liabilities as Purchaser shall reasonably request.

                                   ARTICLE VI.
                              Transitional Matters

        6.1  Transitional Arrangements.

        (a) Seller and Purchaser shall, before and after the Closing Date, cooperate in good faith to ensure the orderly and efficient transfer and conversion of the Assets and Liabilities to be transferred hereunder. To this end and to the extent not otherwise provided in this Agreement, Seller and Purchaser shall meet and agree upon appropriate procedures for notification of customers, employees and suppliers, for conversion of data processing and check clearing systems for notification of customer inquiries. As soon as practical after the date of this Agreement, and using information provided to Seller by Purchaser regarding its data conversion needs, Seller shall prepare and provide to Purchaser a Standard Deconversion Package which the Seller reasonably believes will accommodate the conversion of the data processing and check clearing systems, including the outline and schedule of information to be provided pursuant to such Standard Deconversion Package. Any variance requested by Purchaser from the Standard Deconversion Package must be communicated to Seller within 20 days of the date the same is provided to Purchaser. Seller shall not be obligated to accept a variation that requires unreasonable expense or inconvenience on Seller's part but shall discuss with Purchaser the feasibility and cost of providing such information.

        (b) Purchaser shall establish a Transaction Account with Seller (the "Correspondent Account") for purposes of accepting credits to and absorbing debits against, the cash balances transferred or transferrable as a result of adjustments made pursuant to this Article VI during the thirteen (13) months after the Closing Date. The Correspondent Account shall provide authorization to the Seller, without signature of the Purchaser, for the deposits and withdrawals authorized in, but only for such deposits and withdrawals as are authorized in, this Article V1. The Seller shall make available to Purchaser a full record of all transactions in the Correspondent Account by 8:00 A.M. Central Time of the Business Day following any such transactions. Any negative (collected) balances in the Correspondent Account shall represent an advance to Purchaser bearing, interest, which shall be debited against such Account, at the end of each month at the applicable Federal Funds Rate on the last Business Day of such month.

        6.2 Notification of Depositors. Each of Seller and Purchaser shall obtain the prior approval, which shall not be unreasonably withheld, of the other of the form of any written notification to holders of Deposits of the transfer of the Deposits from Seller to Purchaser. Purchaser will notify the holders of Deposits as soon as practicable, but in no event less than five (5) Business Days before Closing, of its assumption of all of the liability for the Deposits, and shall include in such notification any additional notice or information Seller or Purchaser is required to give by any regulatory authority having jurisdiction or under applicable law or the terms of any other agreement between Seller and any customer in connection with the transactions contemplated hereby. Seller will assist Purchaser to communicate with and deliver information, brochures, bulletins and other communications to depositors and other customers of the Branches concerning the transactions contemplated by this Agreement and concerning the business and operations of Purchaser. All costs and expenses of any notice or communication sent or published by Purchaser or Seller shall be the responsibility of the Purchaser. The additional cost of any additional information or brochures included at Purchaser's request in a notice mailed by Seller pursuant hereto shall be borne by Purchaser.

        Purchaser shall establish, at least 30 days prior to the Closing Date, a customer assistance line to deal with inquiries from customers of the Branches relating to the transactions contemplated by this Agreement and to the conversion. All of Purchaser's communications with depositors or customers shall indicate, and all of Purchaser's personnel and agents shall direct, that all inquiries relating to such transactions and conversion shall be made to Purchaser's customer assistance line and not to Seller. All such communications shall clearly identify the names and numbers of Purchaser's employees to be contacted for information.

        6.3 Assumption of Deposits. Upon the Closing Date, Purchaser shall assume and timely discharge the duties and obligations of Seller with respect to the Deposits transferred on the Closing Date as may arise under such account agreements, applicable laws, regulations, agreements and rules of automated clearing houses and other payment systems which relate thereto. From and after the Closing Date, Purchaser agrees to pay, to the extent of sufficient available funds on deposit, all properly drawn checks, drafts, non-negotiable withdrawal orders, and other commercial paper items relating to the Deposits (the "Paper Items" and any ACH and wire transactions) timely presented to it by mail, over its counters, or through clearings by depositors whose deposits or accounts on which such items are drawn are included within the Deposits, whether drawn on the check or draft forms provided by Seller or by Purchaser, all in accordance with applicable law and the provisions of such accounts in effect as of the Closing Date, until such provisions are properly modified or canceled by Purchaser.

        6.4    Paper Items.

        (a) Purchaser shall mail or forward, without expense to customers, to the last know address of all customers of the Branches, immediately on or after the Closing Date, and `in any event by means reasonably designed to be received by such customers within five (5) days following the Closing Date, Paper Items (including, without limitation, coupon books for loans, checks, drafts and withdrawal orders) bearing Purchaser's own imprint for use by such customers. Such Paper Items shall be accompanied by a letter approved by Seller requesting that such depositors promptly cease writing Paper Items (including, without limitation, checks and drafts) bearing Seller's name or imprint against such Accounts and to destroy all Paper Items held by such customers that bear the Seller's name or imprint.

        (b) Purchaser shall provide to Seller (and the Federal Reserve, if necessary) information necessary to expedite the clearing of the Paper Items. For a period of ninety (90) days following the Closing Date (the "Inclearing Period"), Seller shall continue to process checks or drafts drawn on Deposits which are presented to Seller. During the Inclearing Period, Seller shall credit the Correspondent Account on the date of receipt of Paper Items and shall send to Purchaser by overnight mail all Paper Items received for payment. Upon expiration of the Inclearing Period, Seller shall cease honoring Paper Items presented against Deposits and such Paper Items shall be returned marked "refer to Maker."

        6.5 Returned Items. Any items that were credited for deposit to or cashed against a Deposit prior to the Closing and are returned unpaid on or within 60 days after the Closing Date ("Returned Items") will be handled as set forth herein. If Seller's bank account is charged for the Returned Item, Seller shall forward such Returned Item to Purchaser and shall credit the Correspondent Account for the full amount of the Returned Item. If upon Purchaser's receipt of such Returned Item there are sufficient funds in the Deposit to which such Returned Item was credited or in any other Deposit transferred at Closing standing in the name of the party responsible for such Returned Item, Purchaser will debit any or all such Deposits in the amount equal in the aggregate to the Returned Item. If there are not sufficient funds in the Deposit, together with all other Deposits transferred at Closing standing in the name of the party responsible for such Returned Item, for Seller to recover the full amount of the Returned Item, Seller shall debit the Correspondent Account for the unrecovered portion of the Returned Item; provided, however, that if there are not sufficient funds in the Deposit because of Purchaser's failure to honor holds placed on such Deposits, Seller shall not debit the Correspondent Account for the unrecovered portion of the Returned Item. Any items that were credited for deposit to or cashed against a Deposit prior to the Closing and are returned unpaid more than 60 days after the Closing Date will be the responsibility of Purchaser; provided, however, that for a period of 18 months after the Closing checks drawn on the United States Treasury and checks issued by state governments and municipalities will be the responsibility of Seller and for a period of 24 months after closing checks returned for endorsement irregularities shall be the responsibility of Seller.

        6.6 Automated Clearing House Credit and Debits. Immediately after the Closing Date, Purchaser will send an appropriate "Notification of Change" to all originators indicating the new routing/transit number and account number for each of the Accounts receiving Automated Clearing House ("ACH") credits and debits. On the Closing Date, and on each Business Day during the 90 day period following the Closing Date, Seller will deliver to Purchaser an ACH transaction file in NACHA format or a paper listing of all such credit and debit records which Seller, in the exercise of its reasonable efforts, is able to identify. Seller shall provide this information to Purchaser each Business Day as soon as practicable, but no later than 6:30 A.M. Central Time for same day settlement transactions, and no later than 11:00 P.M. Central Time for next day settlement transactions. Seller shall credit and debit the Correspondent Account for the total debit and total credit transactions provided. Purchaser will be responsible for crediting and debiting customers with all ACH transactions in the Accounts.

        No later than ninety days after the Closing Date, Seller will discontinue accepting and forwarding ACH transactions to the Purchaser. Transactions will be returned to the originators marked "Branch Sold to Another DFI," with the code R12 included as the reason for the return.

        Purchaser agrees to complete and obtain Federal Reserve acceptance of the ACH Federal Reserve Agreement prior to the Closing Date.

        All returns received by Seller for ACH transactions processed before the Closing Date for Accounts owned by the Purchaser after the Closing Date will be provided to Purchaser as received for appropriate posting to the Accounts. Simultaneously, Seller will credit or debit the Correspondent Account as appropriate. Purchaser shall notify Seller of any ACH Returns which it initiates on any Business Day after the Closing with respect to the Accounts. Seller will make appropriate entries to the Correspondent Account.

        Seller  agrees  to  provide   Purchaser  with  information  on  any  ACH
originators who are currently settling to Accounts that Purchaser will own subsequent to the Closing Date. Purchaser shall establish alternative arrangements with such ACH originators and shall cause such arrangements to be effective as of the Closing Date. Seller will not accept transactions from these ACH originators after Closing Date.

        6.7 Wire Transfers. Effective the day after the Closing Date, Seller will not accept wire transfers for the Accounts. Wire transfers will be returned to the originator the same day indicating "branch no longer owned by Seller." Seller will provide information to all originator's indicating the correct routing and transit number and bank name for processing the wire transfer. At least 15 days prior to the Closing Date, Purchaser shall notify all wire transfer originators of the new routing and transit number and account number and to instruct such originators that such numbers are to be used only for wire transfers initiated on or after the day after the Closing Date. Seller will, to the best of its ability, provide Purchaser with information on Accounts originating and receiving wire transfers. Purchaser agrees to complete all necessary Federal Reserve wire transfer arrangements and have such arrangements accepted by the Federal Reserve prior to the Closing Date.

        6.8 Escheatable Deposits. Purchaser shall be solely responsible for the proper reporting and transmission to the appropriate Branch State of escheatable deposits. Seller shall provide to Purchaser a listing of the last date of contract with any depositor of a Deposit that will become subject to escheat.

        6.9 Maintenance of Records. Through the Closing Date, Seller will maintain the Records relating to the Assets and Liabilities being transferred at the Closing in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. All Records whether held by Purchaser or Seller, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period. From and after the Closing Date, each of the parties shall permit the other reasonable access to any applicable Records in its possession relating to matters arising on or before the Closing Date and reasonably necessary in connection with any claim, action, litigation or other proceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any present or former depositor or other customer; provided, however, that Seller shall be entitled to fees, in accordance with the standard service agreement of Seller for the level of service requested, for any research of Records required by Purchaser after the Closing Date; provided that the charge for research shall not exceed $20 per hour plus $.50 per copy.

        6.10 IRA and Keogh Accounts. Seller shall deliver to Purchaser at Seller's offices in Minneapolis, Minnesota on the Closing Date, Seller's documents for each IRA or Keogh Account which is included in the Deposits; provided that Seller shall retain such amount of the records necessary for Seller to prepare and file reports with government agencies for periods prior to the Closing Date. Purchaser will prepare and file all reports to government authorities required to be filed for the period commencing on the Closing Date. Purchaser agrees to indemnify Seller for any liability incurred by Seller for any inconsistency of such reports with the Records provided by Seller. Seller will prepare and file all reports to government authorities required to be filed for prior periods and shall indemnify Purchaser for any liability associated therewith.

        6.11 ATM Cards. Seller will provide Purchaser with a list of ATM access cards issued by Seller to depositors of any Deposits, and a magnetic tape in Seller's standard file format containing full account information including complete mailing addresses for each of the depositors of the Deposits, as soon as practicable after the receipt of all approvals by bank regulatory authorities for the transactions hereby contemplated. At or promptly after the Closing, Seller will provide Purchaser with a revised magnetic tape. In instances where a depositor asserts that an error occurred regarding an Account, and Seller, prior to the Closing, recredits the disputed amount to such Account during the conduct of the error investigation, Purchaser agrees to comply with a written request from Seller to debit such Account in a stated amount and credit such amount to Seller's Correspondent Account, to the extent of the balance of funds available in the relevant Account or Account. Seller agrees to indemnify Purchaser for any claims or Losses that Purchaser may incur as a result of complying with such request from Seller. Seller will not be required to disclose to Purchaser customer's PINs or algorithms or logic used to generate

PINs. ATM access cards issued by the Seller will be deactivated after the Close of Business on the last Business Day preceding Closing. Seller agrees to settle any and all ATM transactions affected on or before the Closing Date, but processed after the Closing Date, within 10 Business Days after the Closing Date, and to debit or credit, as the case may be, the Correspondent Account for such amounts.

        6.12 Leasing of Furniture, Fixtures and Equipment. Unless otherwise requested by Purchaser, Seller shall use reasonable efforts to renew or extend on a month-to-month basis, any lease relating to Furniture, Fixtures or Equipment, that is currently in effect but that would otherwise expire on or prior to the Closing Date, provided that no such renewal or extension shall be for a fixed term without the prior written consent of Purchaser and provided further that Seller shall not be required to extend any lease that is not an Assumed Contract. Seller shall not cancel, terminate or take other action that may result in any cancellation or termination of any such lease that is an Assumed Contract without the prior written consent of Purchaser. With respect to the alarm systems located at the Branches, which are currently leased and serviced by a third party vendor, Seller agrees to use reasonable efforts to cause the third party vendor, on or before the Closing Date, to enter into a lease and services agreement with Purchaser for the leasing and operation of the alarm systems, and Purchaser agrees to enter into such lease provided that the terms of such lease are at least as favorable as the terms of the current lease between Seller and the third party vendor.

        6.13 Data Processing Conversion of Deposits and Handling of Certain Items. The conversion date of the data processing with respect to the Assets and Liabilities will be the Closing Date. If Seller provides data processing services with respect to any Assets and Liabilities after the Closing Date, Purchaser shall reimburse Seller for its reasonable costs and expenses in performing such services in accordance with the EDP Services Agreement provided by Seller (although nothing in this Agreement shall obligate Seller to provide any such post-Closing services). Seller and Purchaser agree to cooperate to ensure the orderly transfer of all data processing information. Nevertheless, Purchaser agrees that the form of data processing conversion, which may be manual with respect to lending records, included in the Standard Deconversion Package shall be adequate for Purchaser's purposes and that Seller is not obligated to provide any further data processing services or assistance.

        6.14 Statement of Accounts. Promptly following the Closing, Seller will provide to customers final statements, including interest payments/credits of Accrued Interest for all Accounts, other than IRA Accounts and Keogh Accounts, in the Deposits as of the Closing.

        6.15 Continuing Availability of Records; Account Histories. After the Closing, Seller will retain for such period as may be required by law or regulation all Records which have not been delivered to Purchaser at any time prior thereto. Seller shall, upon request, use reasonable efforts to assist Purchaser in obtaining information (such as photocopies, source of receipt, etc.) relating to Account histories prior to Closing and to perform and provide all research, including microfilm copies of activities prior to Closing. Purchaser shall reimburse Seller for its costs in providing such information and research. Seller also shall designate in writing appropriate persons for Purchaser to contact so as to obtain information regarding customer inquiries, including, if applicable, relevant accounting information concerning the Deposits.

        6.16 Training. Not later than 30 days prior to the Closing Date, Seller shall cooperate with Purchaser to train Seller's employees at the Branches who choose to accept employment with Purchaser. Purchaser shall provide at least 10 Business Days advance notice to Seller of any such training and specifically identify the employees and resources required as well as periods of time during which they will be required. Any such training shall be subject to Seller's approval (which approval may be withheld if, in Seller's discretion, such training would disrupt the ongoing operations of the Branches). Seller shall excuse such employees from their duties at the Branches for the purposes of training and orientation by Purchaser. Purchaser shall pay the reasonable salary or wages of replacements for employees so excused and for overtime required of replacement employees, or the employees so trained, as a result of the training. Notwithstanding the provisions of this Section 6.16, Seller shall bear all such salary, wage and overtime expenses of replacement employees or employees so trained in connection with training to the extent such expenses do not exceed $25,000.

        6.17 Travel and Lodging Expense. Purchaser shall reimburse Seller for any travel an lodging expense related to the conversion reasonably incurred by employees of Seller or USB affiliates at the request of Purchaser.

        6.18 Deposit Collateral. Seller has pledged or otherwise encumbered the assets of Seller listed in Schedule 6.18 under the Deposit Collateral Security Agreements to secure all of Seller's obligations to perform under the Deposits set forth therein. Purchaser understands and agrees that the Deposit Collateral shall at all times be considered, unless otherwise sold to Purchaser in accordance with Section 9.5(d) of this Agreement, the sole property of Seller and that Purchaser shall have no right, title or interest in or to such Deposit Collateral or any of the proceeds therefrom. Purchaser agrees to obtain a full and unconditional release of all liens, claims or encumbrances on the Deposit Collateral represented by the Deposit Collateral Security Agreements, or otherwise arising out of such pledge, by substituting collateral of Purchaser satisfactory to such depositors or otherwise, on or before the Closing. Seller shall cooperate with Purchaser in obtaining such releases. In the event that Purchaser does not obtain the release of the Deposit Collateral Security Agreements within 30 days after Closing, Purchaser hereby agrees that Purchaser will purchase the Deposit Collateral on such thirtieth day after Closing at a price equal to the Deposit Collateral Value.

        6.19 Vendor Relationships. Purchaser acknowledges that Seller intends to terminate all of its vendor relationships related to Branch operations effective as of the Closing Date and it shall be the responsibility of Purchaser to assume such relationships or replace them as of the Closing Date.

        6.20 Further Assurances. Each of Seller and Purchaser will execute, acknowledge and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Seller will duly execute and deliver such powers of attorney, assignments, bills of sale, quitclaim deeds, acknowledgments and other instruments of conveyance and transfer as shall at any time be necessary or appropriate to transfer to Purchaser all title and interest of Seller to the Assets being sold hereunder. On and after the Closing Date, each party will promptly deliver to the other all mail and other communications which are properly addressable or deliverable to the other as a consequence of the transactions pursuant to this Agreement; and without limitation of the foregoing, on and after the Closing Date, Seller shall promptly forward any mail, communications or other material relating to the Deposits or the Assets transferred on the Closing Date, including but not limited to, that portion of any IRS "B" tapes that relates to such Deposits, to such employees of Purchaser at such addresses as may from time to time be specified by Purchaser in writing. The costs incurred by a party in performing its obligations to the other (x) under the second sentence of this Section 6.20 shall be borne by the Seller and
(y) otherwise under this Section 6.20 shall be borne by Purchaser. Seller will cooperate with Purchaser to minimize the costs referred to in clause(y).

                                  ARTICLE VII.
                           Taxes and Employee Benefits

        7.1 Proration of Taxes. Except as otherwise agreed to by Purchaser and Seller, whenever it is necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the taxable year or period ended at the Close of Business on the Closing Date.

        7.2 Interest Reporting and Withholding. On or before the Closing Date, Seller shall deliver to Purchaser information relating to all interest credited to, withheld from, and any early withdrawal penalties with respect to the Deposits for the period commencing on January 1 of the year in which the Closing occurs and shall deliver a list of all "B" notices and "C" notices issued by the Internal Revenue Service. Seller will report to applicable taxing authorities and holders of Deposits transferred on the Closing Date, with respect to all periods prior to January 1 of the year in which the Closing Date occurs, all interest credited to, withheld from and any early withdrawal penalties imposed upon the Deposits. Purchaser will report to the applicable taxing authorities and holders of Deposits, with respect to all periods from and after January 1 of the year in which the Closing Date occurs, all such interest credited to, withheld from and early withdrawal penalties imposed upon such Deposits. Any amounts required by any governmental agencies to be withheld from any of the Deposits through the Closing Date will be withheld by Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Seller to the appropriate agency on or prior to the applicable due date. Any such withholding required to be made subsequent to the Closing Date shall be withheld by Purchaser in accordance with applicable law or the appropriate notice from any governmental agency and will be remitted by Purchaser to the appropriate agency on or prior to the applicable due date. Promptly after the Closing Date, but in no event later than the date Purchaser is obligated to remit such amounts to the applicable governmental agency, Seller shall pay to Purchaser that portion of any sums theretofore withheld by Seller from any Deposits transferred on the Closing Date which are or may be required to be remitted by Purchaser pursuant to the foregoing and shall directly remit to the applicable governmental agency that portion of any such sums which are required to be remitted by Seller.

        Purchaser will make all required reports to applicable Tax authorities and to obligors on Deposit Related Loans purchased on the Closing Date, with respect to all periods from and after January 1 of the year in which the Closing Date occurs, concerning all such interest and points received and shall make all corrective filings relating to Deposits required by the IRS for all periods. Seller shall be responsible for, and shall hold Purchaser harmless from Losses regarding Purchaser's reporting and other obligations under this Section 7.2 with respect to periods prior to the Closing Date to the extent such Losses are caused by the inaccuracy of the information provided by Seller pursuant to this
Section 7.2.

        7.3 Sales and Transfer Taxes. Except as set forth below, all excise, sales, use, deed and transfer taxes, recording fees and closing fees, that arise as a result of consummation of this Agreement shall be paid by Purchaser and Purchaser shall indemnify and hold Seller harmless from and against any such taxes, premiums or fees. Seller shall bear fifty percent (50%) of the title insurance premium of Purchaser to the extent such fifty percent of premiums does not exceed $20,000.


        7.4 Assistance and Cooperation. After the Closing Date, each of Seller and Purchaser shall:

               (a) Make available to the other and to any taxing authority as reasonably requested all relevant information, records, and documents relating to Taxes with respect to the Assets or income therefrom, the Liabilities or payments in respect thereof, or the operation of the Branches;

               (b) Provide timely notice to the other in writing of any pending or proposed] Tax audits (with copies of all relevant correspondence received from any Taxing authority in connection with any Tax audit or information request) or assessments with respect to the Assets or the income therefrom, the Liabilities or payments in respect thereof, or the operation of the Branches for taxable periods for which the other may have a liability under this Article 7: and

               (c) The party requesting assistance or cooperation shall bear the other party's out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers.

        7.5    Employee Benefits.

        (a) Purchaser agrees that Purchaser will interview for employment and hire effective as of Closing as many of the Employees as possible, consistent with, and subject to, Purchaser's requirements and employment policies. Purchaser shall be liable for any costs (including attorneys' fees), damages and losses relating to its hiring decisions involving the Employees and shall indemnify Seller for any costs (including attorneys' fees), damages and losses it incurs as a result of Purchaser's hiring decisions involving the Employees. Purchaser will provide to Seller, as Schedule 7.5(a), an estimate of the number of Employees that will be hired by Purchaser. Within 45 days of the date of this Agreement, Purchaser shall provide to Seller an update of Schedule 7.5(a) indicating the Employees that Purchaser expects to hire on the Closing Date.

        (b) All Employees who accept employment with Purchaser as of the Closing Date shall be eligible to participate in the employee benefit plans and other fringe benefits of Purchaser on the same basis as such plans and benefits are offered to employees of Purchaser with comparable positions with Purchaser. Purchaser shall cause its health plans to waive any otherwise applicable waiting period or other eligibility requirements so that Employees are eligible for health care coverage as of Closing. Purchaser shall credit such Employees for their length of service with Seller or its Affiliates (based on most recent hire date, unless applicable law requires an earlier date) under each employee benefit and fringe benefit plan to be provided by Purchaser to such Employees. Such service, however, need only be counted for purposes of vesting and eligibility under any pension benefit plan. For purposes of this Section, "employee benefit plans and other fringe benefits," includes, without limitation, pension and profit sharing plans, post-retirement welfare benefits, health insurance benefits (medical and dental), disability, life and accident insurance, sickness benefits, vacation, employees' loans and banking privileges.

        (c) Seller agrees to remain responsible for the payment of all accrued benefits to Employees hired by Purchaser in accordance with the terms of the Seller's retirement and other benefit plans up to the Closing Date. Purchaser shall not at any time assume any liability for the benefits of any active or any terminated, vested or retired participants under Seller's retirement and other benefit plans.

        (d) Seller shall be responsible for payments for accrued vacation not taken by an Employee prior to the Closing Date and for all earned incentive compensation including bonuses, if any, with respect to service completed prior to the Closing Date. Seller shall pay to Employees who accept positions with Purchaser, within 10 days after the Closing Date, a cash payment equal to all accrued and unused vacation pay and incentive compensation earned by such Employee. Commencing on the Closing Date, Employees hired by Purchaser will be eligible to earn vacation according to the schedule specified in Purchaser's vacation policy in effect from time to time. Purchaser shall give credit for years of service with Seller for any vacation policy that accrues benefits after the Closing Date based upon years of service.

        (e) Seller shall retain the responsibility for payment of all medical, dental, health and disability claims incurred by any Employee on or prior to the Closing Date, and Purchaser shall not assume any liability with respect to such claims, including liability for continuing payments after Closing for claims incurred at or prior to the Closing. Purchaser agrees to ensure that any preexisting condition clause in any of Purchaser's health or disability insurance coverage shall not be applicable to Employees who accept employment with Purchaser. Purchaser assumes responsibility for payment of all medical, dental, health and disability claims reported by Employees in its employ after the Closing Date but only to the extent provided for in Purchaser's insurance policies in effect from time to time. For purposes of this Section 7.5 claims are incurred at the time the services are performed or the disability is confirmed and not at the time a claim for benefits related to such injury or disability is made.

        (f) Seller shall be responsible for providing any Employee whose "qualifying event," within the meaning of Section 498OB(f) of the Code, occurs on or prior to the Closing Date (and such Employee's "qualified beneficiaries" within the meaning of Section 4980B(f) of the Code) with the continuation of group health coverage required by Section 498OB(f) of the Code ("Continuation Coverage") under the terms of the health plan maintained by Seller. Purchaser shall be responsible for Continuation Coverage to any Employee who accepts employment with Purchaser (and each Employee's qualified beneficiaries) whose qualifying event occurs after the Closing Date to the extent required by law.

        (g) Seller agrees that it shall retain, consistent with its normal employment practices, all liability and obligation, if any (including, without limitation, the liability and obligation for all severance, Equal Employment opportunity or other claims or litigation arising under federal, state or local law including COBRA benefits, wages, salary, vacation pay and unemployment, medical, dental, health and disability benefits) for those former employees of the Branches who retired or terminated employment prior to or on the Closing Date or otherwise do not become Employees of Purchaser.

        (h) Effective as of the Closing Date, Purchaser shall assume liability for severance pay and similar obligations payable to any Employee who accepts employment with Purchaser and is terminated by Purchaser after the Closing Date. Such payment shall be made by Purchaser in accordance with the Purchaser's normal severance policy. Purchaser shall compute all severance pay by giving all Employees full credit for all years of service with Seller.

        (i) Effective as of the Closing Date, Purchaser shall assume, consistent with Purchaser's employee benefit plans and fringe benefits applicable to employees of comparable responsibility, all liability and obligation for, and Seller shall have no liability or obligation for any medical, dental and health benefits for claims reported after the Closing Date for those Employees who accept employment with Purchaser and who as of the Closing Date are absent from work due to sickness or short-term disability.

        (j) Purchaser and Seller do not intend that this Article should provide any rights to Employees as third-party beneficiaries of this Agreement but only provide for Purchaser's and Seller's respective rights and obligations as between themselves.

                                  ARTICLE VIII.
                              Conditions to Closing

        8.1 Conditions to Obligations of Purchaser. Unless waived in writing by Purchaser, the obligation of Purchaser to consummate the transactions contemplated by this Agreement to be consummated at the Closing is conditioned upon fulfillment, at or before the Closing, of each of the following conditions:

               (a) Governmental and Regulatory Consents. All consents, approvals and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be consummated at the Closing, including the Regulatory Approvals, shall have been made or obtained, and shall remain in full force and effect, all waiting periods applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and all required regulatory filings shall have been made; provided, however, that no Regulatory Approval shall have imposed any condition or requirement (an "Unacceptable Condition") that would
        (i) result in any Material Adverse Effect or (ii) require Purchaser to effect any divestiture that would constitute more than 25% of the business or properties of the Branches, taken as a whole.

               (b) Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement shall be true In all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need to be true in all material respects only as of such date and except that representations and warranties relating to Assets and Liabilities to be transferred at the Closing Date shall only be made, and need only be true in all material respects, on and as of the Closing Date); each of the covenants and agreements of Seller to be performed on or prior to the Closing Date shall have been performed in all material respects; and Purchaser shall have received at Closing a certificate to that effect as to the representations, warranties. Covenants and agreements dated as of the Closing Date and executed by the President, Vice Chairman or any Executive Vice President of Seller.

        Notwithstanding any other provision of this Agreement, in the event that, at the Closing, no Deposit Transfer Termination Event shall have occurred, Purchaser nevertheless shall be obligated to consummate the transactions contemplated by this Agreement upon the Closing Date. Appropriate adjustment shall be made to exclude from the schedules hereto all Assets and all Liabilities, including Deposits, associated with an Excluded Branch, and the other documents to be delivered pursuant hereto so as to duly reflect the deletion of such Branch or Branches from the transactions contemplated hereby. The Purchase Price shall be adjusted to exclude such Assets and Liabilities therefrom and such portion of the Deposit Premium as is proportionate to the excluded Deposits. If, under any provision of this Agreement, any Branch is otherwise excluded from this Agreement, any breach of warranty or failure of condition in respect of such Excluded Branch arising from or relating to the circumstances leading to such exclusion shall be deemed waived.

        8.2 Conditions to Obligations of Seller. Unless waived in writing by Seller, the obligation of Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing, is conditioned upon fulfillment, at or before the Closing, of each of the following conditions.

               (a) Governmental and Regulatory Consents. All consents, approvals, permits and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained and shall remain in full force and effect; and all waiting periods applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and all required regulatory filings shall have been made.

               (b) Representations and Warranties. Each of the representations and warranties of Purchaser contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date). Each of the covenants and agreements of Purchaser to be performed on or prior to the Closing Date shall have been performed in all material respects and Seller shall have received at the Closing a certificate to that effect as to the representations, warranties, covenants and agreements dated as of such Closing Date and executed by the President, Vice Chairman, or any Executive Vice President of Purchaser.

                                   ARTICLE IX.
                               Closing Procedures

        9.1 Closing Date and Place; Notifications. The Closing will be held at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota at 9:00 A.M. on September 24, 1999, or such other date as is mutually agreed upon by Seller and Purchaser (the "Closing Date") and shall be effective as of the Close of Business on the Closing Date.

        9.2 Payment Due at Closing. Seller shall pay to Purchaser at the Closing an amount (the "Cash Payment") in United States dollars equal to one hundred percent (100%) of the aggregate amount of the Deposits, including Accrued
Interest thereon, as reflected on the updated Schedule 3.4 delivered to Purchaser at the Closing pursuant to Section 9.3, minus the Preliminary Purchase Price, minus the Deposit Collateral Value, minus the Lease Deposits, minus the Prepaid FDIC Insurance Premium, minus the Deposit Insurance Fund Fees (to the extent such amounts are discernable at Closing). Seller shall prepare and deliver to Purchaser at the Closing a statement (the "Preliminary Settlement Statement") supported by appropriate exhibits, substantially in the form of Exhibit B hereto, showing the computation of the Cash Payment.

        9.3 Closing Documents to be Delivered or Actions to be Taken by Seller. At the Closing, Seller shall:

                (a) Deliver to Purchaser the following schedules, after giving effect Excluded Branches :

                      (i) a schedule ("Schedule 9.3(a)(i)") indicating the amount and location of the Cash on Hand as of the Close of Business on the Business Day preceding the Closing Date;

                      (ii) a schedule  ("Schedule  9.3(a)(ii)")  indicating  the amount and nature of each Prepaid Expense and Accrued Expense as of the Close of Business on the Business Day preceding the Closing Date;

                      (iii) an updated  Schedule 3.4 summarizing the balances of
               Deposits, including Accrued Interest thereon, as of the close of business on a date no more than five (5) Business Days prior to the Closing Date;

                      (iv) an updated  Schedule  3.5 listing all of the items of
               Furniture, Fixtures and Equipment;

                      (v)   an   updated    Schedule   3.6    summarizing    the
               Deposit-Related Loans and reflecting the balance of such loans, including Accrued Interest thereon, as of the Close of Business on a date no more than five (5) Business Days prior to the Closing Date;

                      (vi) an updated  schedule 3.7 giving  effect to any Leases excluded pursuant to Section 5.(a);

                      (vii) an  updated  schedule  1.1(a)  giving  effect to any
               Assumed Co excluded pursuant Section 5.10.

                (b) Deliver to Purchaser the Preliminary Settlement Statement and any exhibits thereto;

                (c) Deliver the Cash Payment by wire transfer in immediately available fun to an account designated in writing by Purchaser no later than 2:00 p.m. Central Time;

                (d) Deliver to Purchaser an executed Consent to Assignment, substantially in the form attached hereto as Exhibit C (as may be amended to meet the requirements of the lessor), together with an estoppel certificate with respect to each Lease to which Seller is a lessee or sublessee that requires the consent of any party to the assignment thereof for any Leased Branch that has not been excluded pursuant to Section 5.10;

               (e) Execute and deliver to Purchaser a Lessee's Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit D with respect to each Lease;

               (f) Execute and deliver to Purchaser or to Purchaser's title company quitclaim deeds (or such other form of conveyance that is customary in the Branch State for transfer, without warranty, of title) conveying title to the Branch Real Estate to Purchaser;

               (g) Execute and deliver to Purchaser Assignment and Assumption Agreements, substantially in the form attached hereto as Exhibit E, conveying the Seller Leases to Purchaser;

               (h) Execute and deliver to Purchaser a Bill of Sale and Assignment in the form attached hereto as Exhibit F, and to the extent that any Deposit-Related Loans are held by an affiliate, cause such Affiliate to execute and deliver a Bill of Sale and assignment with respect to such Deposit-Related Loans in substantially the form of the attached Exhibit F;

                (i) Deliver to Purchaser a General Assignment in the form attached he Exhibit G;

               (j) Deliver to Purchaser possession of the Assets, subject to any Seller Leases thereon;

               (k) Deliver to Purchaser such safe deposit and safekeeping files and Records pertaining to the Safe Deposit Business as exist and are available, together with the contents of the safe deposit boxes maintained at the Branches, as the same exist as of the Close of Business on the Closing Date;

               (l) Acknowledge and deliver to Purchaser an Assumption Agreement in the form attached hereto as Exhibit H;

               (m) Execute and deliver to Purchaser a Retirement Account Transfer Agreement in the form attached hereto as Exhibit I;

               (n) Deliver to Purchaser a certificate of a Senior Vice President of Seller, or o another officer acceptable to Purchaser, dated as of the Closing Date, substantially in the form attached hereto as Exhibit J;

               (o) Deliver or cause to be delivered to Purchaser all other documents and instruments necessary to transfer to Purchaser all of Seller's right, title and interest in and to the Assets;

               (p) Deliver to the Purchaser's title company an Escrow Trust Agreement, and all other documents and instruments reasonably necessary to enable the title company to record the real property deeds for each Owned Branch to be conveyed to Purchaser hereunder and the Assignment and Assumption Agreement for each Lease to be assigned to Purchaser hereunder and issue the Title Policies, including without limitation, state, county and municipal transfer declarations, GAP undertakings, property tax reproration agreements and a broker's lien affidavit all in form and substance reasonably satisfactory to Purchaser, Seller and the title company. Such Escrow Trust Agreement shall instruct the title company, upon notification from Seller and Purchaser that the wire transfer referenced above has been received, to immediately record the real property deeds and issue the title policies as of the Closing Date;

               (q) Execute as lessor or sublessor, and deliver to Purchaser a lease or sublease relating to each Branch that Purchaser shall Lease from Seller pursuant to Section 5.10 hereof;

               (r) Deliver copies of each Seller Lease together with a summary of the rental, term and other material provisions of each Seller Lease.

        9.4 Closing Documents to be Delivered or Actions to be Taken by Purchaser. At the Closing Date, Purchaser shall:

               (a) Execute and deliver to Seller a Lessee's Assignment and Assumption Agreement in the form attached hereto as Exhibit D with respect to each Lease;

               (b) Execute and deliver to Seller a Lessor's Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit E with respect to each Branch Tenant Lease;

               (c) Execute and deliver to Seller an Assumption Agreement in the form attached hereto as Exhibit H;

               (d) Execute and deliver to Seller a Retirement Account Transfer Agreement in the form attached hereto as Exhibit I;

               (e) Deliver to Seller the certificate of a Senior Vice President of Purchaser, or of another officer acceptable to Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit K;

               (f) Deliver or cause to be delivered to Seller all other documents and instruments necessary to evidence Purchaser's assumption of the Liabilities;

               (g) Deliver to the title company an Escrow Trust Agreement and all other documents and instruments reasonably necessary to enable the title company to record the real property deeds for each Owned Branch to be conveyed to Purchaser hereunder and the Assignment and Assumption Agreement for each Leased Branch to be assigned to Purchaser hereunder and to issue the title policies, including, without limitation, state, county and municipal transfer declarations, GAP undertakings, property tax reproration agreements and a broker's lien affidavit all in form and substance reasonably satisfactory to Purchaser, Seller and the title company. Such Escrow Trust Agreement shall instruct the title company, upon notification from Seller that the wire transfer pursuant to Section
        9.2 has been sent, to immediately record the real property deeds and issue the title policies as of the Closing Date;

               (h) Execute as lessee or sublessee, and deliver to Seller a lease or sublease relating to each Branch that Purchaser shall Lease from Seller pursuant to Section 5.10 hereof.

               (i) Deliver to Seller a certificate from the FDIC and Purchaser's principal regulator indicating that Purchaser is a validly existing financial institution and is a member of the SAIF or BIF and its deposits are insured by the FDIC, subject to applicable FDIC coverage limitations.

        9.5    Post Closing Adjustments.

        (a) As soon as reasonably practicable after the Closing Date, but no later than fifteen (15) Business Days thereafter, Seller shall provide Purchaser with: (i) final Schedules 3.4 (Deposits) and 3.6 (Deposit-Related), that shall accurately reflect the related balances, including Accrued Interest thereon, as of the Close of Business on the Closing Date, (ii) a final Schedule 9.3(a)(i) that shall accurately reflect the amount of Cash on Hand as of the Close of Business on the Closing Date, which schedule shall be prepared by Seller based upon a cash count to be mutually conducted by Seller and Purchaser at the Close of Business on the Closing Date, and (iv) a final Schedule 9.3(a)(ii) that shall accurately reflect the amount of Net Prepaid Expenses as of the Close of Business on the Closing Date.

        (b) As soon as reasonably practicable after the Closing Date, but no later than fifteen (15) Business Days thereafter, Seller shall prepare and deliver to Purchaser a final settlement statement (the "Final Settlement Statement"), substantially in the form of Exhibit L, which shall show the calculation of the final payment amount as based on the final schedules delivered pursuant to this Section. The payment amount shown on the Final Settlement Statement (the "Final Payment Amount") shall be made in the following manner: if the Cash Payment shall have been greater than the Final Payment Amount, Purchaser shall refund to Seller the difference between such amounts; if the Cash Payment shall have been less than the Final Payment Amount, Seller shall pay to Purchaser the difference between such amounts. Such refund or payment shall be made simultaneous with the delivery of such Final Settlement Statement, by a credit or charge to the Correspondent Account for the Final Payment Amount together with interest thereon for the number of days from and including the Closing Date to such settlement date, but excluding such settlement date, at the rate per annum equal to the Federal Funds Rate. The Final Settlement Statement shall be final and binding upon Purchaser five (5) business days after delivery unless Purchaser gives written notice to Seller with respect to its disagreement with respect to any item contained in the statement. Seller and Purchaser shall use their reasonable efforts to resolve any disagreement during the ten-day period following receipt by Seller of such notice. If the disagreement is not resolved within such ten-day period, the accounting firm of Ernst & Young LLP shall resolve such dispute, the Final Settlement Statement shall be modified and shall thereafter be deemed final and binding. Purchaser and Seller shall share equally in the cost of any accountant unless the adjustment in the Final Settlement Statement does not increase Seller's payment to Purchaser, in which case all costs of such accountant shall be borne by Purchaser. If Purchaser disputes the conclusion of Ernst & Young, the dispute shall be resolved by a national accounting firm that serves as principal independent public accountant for neither Purchaser nor Seller. If the independent accountant concludes that Ernst & Young was correct, or calculates a payment more favorable to Seller, the fees of both Ernst and Young and such independent public accountant shall be borne by Purchaser. If there is an adjustment in the Final

Settlement Statement because of any such disagreement, appropriate charges or credits shall be made to the Correspondent Account to reflect payment of the adjustment.

                                   ARTICLE X.
                                   Termination


        10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

               (a)    By the mutual consent of Purchaser and Seller;

               (b) By Seller or Purchaser, in the event of a material breach by the other of any representation, warranty or covenant contained herein which is not cured or cannot be cured within thirty days after written notice of such termination has been delivered to the breaching party; provided, however, that termination pursuant to this Section 10.1(b) shall not relieve the breaching party of liability for such breach or otherwise;

               (c)  By  Seller  in  the  event   Purchaser  has  not  filed  all
        applications necessary to obtain the Regulatory Approvals within 30 business days after the date hereof;

               (d) By Seller, in the event that the Closing has not occurred by September 30, 1999 (provided that Closing has not been delayed solely because of Seller's inability to close because of data processing delays);

               (e) By Seller at any time after the denial or revocation of any Regulatory Approval (unless such denial is a result of an action by, or condition of, Seller) or if, at any time prior to the Closing Date, the applicable governmental and regulatory authorities whose consents, approvals and authorizations are required in order for Purchaser to consummate the transactions contemplated hereby shall have indicated that such authorities will not grant such consents, approvals and authorizations or will grant the same only subject to an Unacceptable Condition (unless Purchaser shall have waived the condition provided for in the proviso to Section 8. 1 (a)).

        10.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to
Section 10.1, no party hereto (or any of its directors, officers, employees, agents or Affiliates) shall have any liability or further obligation to any other party, except as provided in Section 5.2 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE XI.
                                 Indemnification

        11.1   Indemnification.

        (a) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all Losses which Purchaser may suffer, incur or sustain as a result of (i) any misrepresentation in any representation or warranty made by Seller pursuant to this Agreement, (ii) any breach or failure to perform any agreement of Seller contained in this Agreement, or (iii) any claim, penalty, legal action or administrative action asserted by a third party (a "Claim") based on any action by Seller relating to the operation of the Branches or the Liabilities prior to the Closing.

        (b) Purchaser shall indemnify Seller and hold it harmless from and against any and all Losses which Seller may suffer, incur or sustain arising as a result of (i) any misrepresentation in any representation or warranty made by Purchaser pursuant to this Agreement, (ii) any breach or failure to perform any agreement of Purchaser contained in this Agreement, or (iii) any Claim based on any action by Purchaser relating to the operation of the Branches or the Liabilities after the Closing.

        (c) In the event that any of the indemnified parties is made a defendant in or party to any Claim, the indemnified party shall give the indemnifying party prompt notice thereof provided, however, that notice of the original claim for indemnification shall have been given prior to the expiration of one year from the Closing Date. The parties agree that so long as an original claim for indemnification is provided within the applicable time period set forth above, any Losses which may be subsequently incurred arising from such claim shall be the responsibility of the indemnifying party. If the indemnifying party determines that the indemnified party is entitled to indemnification and wishes to contest the Claim, the indemnifying party shall provide notice of its intention to contest and defend the Claim to the indemnified party within 20
Business Days after the indemnified party's notice of such Claim (unless a shorter response period is required under the circumstances). Such contest and defense shall be conducted by reputable attorneys employed by the indemnifying party. The indemnified party shall be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the indemnified party elects to participate in such defense, the indemnified party will cooperate with the indemnifying party in the conduct of such defense. Neither the indemnified party nor the indemnifying party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld.

        (d) In the event any indemnified party should have a claim against any indemnifying party that does not involve a Claim, the indemnified party shall deliver a notice of such claim with reasonable promptness to the indemnifying party provided, however, that notice of the

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


original claim for indemnification shall have been given prior to the expiration of one year from the Closing Date (except in the case of a claim for indemnification arising out of breach of Seller's obligations under the last clause of Section 6.5, which may be presented at any time during the time periods set forth therein). The parties agree that so long as an original claim for indemnification is provided within the applicable time period set forth above, any Losses which may be subsequently incurred arising from such claim shall be the responsibility of the indemnifying party. If the indemnifying party notifies the indemnified party that it does not dispute the claim described in such notice or fails to notify the indemnified party within 30 days after delivery of such notice by the indemnified party whether the indemnifying party disputes the claim described in such notice, the Loss in the amount specified in the Indemnified party's notice will be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such Loss to the indemnified party on demand. If the indemnifying party has timely disputed its Liability with respect to such claim, the officers of each of the indemnifying party and the indemnified party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such officers within 60 days after the delivery of the indemnified party's notice of such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

        (e) For all purposes of this Section 11.1, an indemnifying party shall not be responsible for paying for any Losses until such time as the cumulative amount of Losses related to matters subject to the indemnifying party's indemnity hereunder shall exceed the fifty thousand dollars ($50,000) (the "Floor Amount") and, upon reaching the Floor Amount, the indemnifying party shall be responsible for paying any additional Losses.

                                  ARTICLE XII.
                                  Miscellaneous

        12.1 Survival. The parties' respective representations and warranties contained in this Agreement shall survive until the first -anniversary of the Closing and thereafter neither party may claim any damage for breach thereof; provided that the Seller's obligations under the last clause of Section 6.5 shall survive until expiration of the time periods set forth therein.

        12.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations of either party hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

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


        12.3 Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        12.4 Public Notice. Prior to the Closing Date, neither Purchaser nor Seller shall directly or indirectly, make, or cause to be made, any press release for general circulation, public announcement or disclosure or issue any notice or general communication to employees with respect to any of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party may make such public disclosure as may be required by law or necessary to obtain the Regulatory Approvals.



        12.5 Notices. All notices, requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents shall be in writing and delivered to the applicable party at the address indicated below:

If to Seller:         U.S. Bank National Association
                      c/o U.S. Bancorp
                      601 Second Avenue South
                      Minneapolis, MN 55402-4302
                      Attn: Dennis R. Nisler

With a copy to:       Dorsey & Whitney LLP
                      220 South Sixth Street
                      Pillsbury Center South
                      Minneapolis, MN 55402
                      Attn: Thomas Martin, Esq.

If to Purchaser:      INTRUST Bank N.A.
                      INTRUST Financial Corporation
                      105 North Main Wichita, KS 67202
                      Attn: Ron Baldwin and
                      Brian Sullivan, Esq.

or, as to each party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Any notices shall be in writing, including telegraphic or facsimile communication, and may (but need not) be sent by registered or certified mail, return receipt requested, postage prepaid or telegraphed. Notice shall be effective upon actual receipt thereof.

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


        12.6 Incorporation. All Exhibits and Schedules attached hereto and to which reference is made herein are incorporated by reference as if fully set forth herein.

        12.7 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota (excluding its choice of law rules).

        12.8 Entire Agreement. This Agreement contains the entire understanding of and all agreements between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters which agreements or understandings shall be of no force or effect for any purpose; provided, however, that the terms of any confidentiality agreement between the parties hereto previously entered into, to the extent not inconsistent with any provisions of this Agreement, shall continue to apply. This Agreement may not be amended or supplemented in any manner except by mutual agreement of the parties and as set forth in a writing signed by the parties hereto or their respective successors in interest. Other than the representations and warranties set forth in this Agreement and the Exhibits and Schedules hereto, Seller expressly disclaims any and all liability for and does not warrant the accuracy of any representations or warranties, or any other written or oral communication transmitted or made available to Purchaser, including without limitation, the preliminary sales material distributed to Purchaser by Seller's representative.

        12.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        12.10 Headings. The headings used in this Agreement are inserted for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Agreement.

        12.11 Waiver. The waiver of any breach of any provision under this Agreement b party shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement. No such waiver shall be effective unless in writing.

        12.12 Expenses. Unless specifically provided otherwise in this Agreement, each party shall bear and pay all costs and expenses which it incurs, or which may be incurred on its behalf in connection with the preparation of this Agreement and consummation of the transactions described herein, and the expenses, fees, and costs necessary for any approvals of the appropriate regulatory authorities.

        12.13 Computation of Interest. All computation of interest in respect of payments required hereunder shall be made on the basis of a year of 365 days for the actual number of days

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


(including the first day, but excluding the last day) occurring in the period for which such interest is payable.

        12.14 Third-Party Beneficiaries. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

        12.15 Severability. If any provision of this Agreement, as applied to any part or circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way effect any other provision of this Agreement, the application of any such provision and any other circumstances or the validity or enforceability of the other provisions of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    U.S. BANK NATIONAL SSOCIATION


                                    BY_____________________________
                                    Susan E. Lester, Executive Vice President and Chief Financial Officer

                                    INTRUST BANK N.A.

                                    By______________________________

                                    Its______________________________




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